Exhibit 1.1

PINNACLE WEST CAPITAL CORPORATION

COMMON STOCK (NO PAR VALUE)

EQUITY DISTRIBUTION AGREEMENT

AUGUST 4, 2026

August 4, 2026

To:

BMO Capital Markets Corp.
151 West 42nd Street, 32nd Floor
New York, New York 10036

BTIG, LLC
65 East 55th Street
New York, New York 10022

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

RBC Capital Markets, LLC
200 Vesey Street
New York, New York 10281

Scotia Capital (USA) Inc.
250 Vesey Street, 24th Floor
New York, New York 10281

TD Securities (USA) LLC
1 Vanderbilt Avenue
New York, New York 10017

Truist Securities, Inc.
50 Hudson Yards, 70th Floor
New York, New York 10001

As Managers

Bank of Montreal
55 Bloor Street West, 18th Floor
Toronto, Ontario, M4W 1A5, Canada

Citibank, N.A.
390 Greenwich Street
New York, New York 10013

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

Nomura Global Financial Products, Inc.
309 West 49th Street
New York, New York 10019

Royal Bank of Canada
c/o RBC Capital Markets, LLC
200 Vesey Street
New York, New York 10281

The Bank of Nova Scotia
c/o Scotia Capital (USA) Inc.
250 Vesey Street, 24th Floor
New York, New York 10281

The Toronto-Dominion Bank
c/o TD Securities (USA) LLC
1 Vanderbilt Avenue
New York, New York 10017

Truist Bank
50 Hudson Yards, 70th Floor
New York, New York 10001

As Forward Purchasers

BMO Capital Markets Corp.
151 West 42nd Street, 32nd Floor
New York, New York 10036

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

Nomura Securities International, Inc.
(acting through BTIG, LLC as agent)
309 West 49th Street
New York, New York 10019

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RBC Capital Markets, LLC
200 Vesey Street
New York, New York 10281

Scotia Capital (USA) Inc.
250 Vesey Street, 24th Floor
New York, New York 10281

TD Securities (USA) LLC
1 Vanderbilt Avenue
New York, New York 10017

Truist Securities, Inc.
50 Hudson Yards, 70th Floor
New York, New York 10001

As Forward Sellers

Ladies and Gentlemen:

Pinnacle West Capital Corporation, an Arizona corporation (the “Company”), confirms its agreement (this “Agreement”) with BMO Capital Markets Corp., BTIG, LLC, Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, Scotia Capital (USA) Inc., TD Securities (USA) LLC and Truist Securities, Inc. (each, in its capacity as sales agent in connection with the offering and sale of Issuance Shares (as defined below) hereunder, a “Manager” and collectively, the “Managers”), Bank of Montreal, Citibank, N.A., Morgan Stanley & Co. LLC, Nomura Global Financial Products, Inc., Royal Bank of Canada, The Bank of Nova Scotia, The Toronto-Dominion Bank and Truist Bank or one or more of their respective affiliates (each, in its capacity as purchaser under any Forward Contract (as defined below), a “Forward Purchaser” and collectively, the “Forward Purchasers”) and BMO Capital Markets Corp., Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Nomura Securities International, Inc. (acting through BTIG, LLC as agent), RBC Capital Markets, LLC, Scotia Capital (USA) Inc., TD Securities (USA) LLC and Truist Securities, Inc. (each, in its capacity as agent for an affiliated Forward Purchaser or, if such entity is also the applicable Forward Purchaser, in its own capacity, in connection with the offering and sale of any Forward Hedge Shares (as defined below) hereunder, a “Forward Seller” and collectively, the “Forward Sellers”), as set forth in this Agreement. The Company proposes to offer and/or issue and sell on the terms set forth in this Agreement, shares of its common stock, no par value (“Common Stock”), having an aggregate gross sales price of up to $500,000,000. The Issuance Shares and the Forward Hedge Shares offered and sold pursuant to this Agreement shall be referred to herein as the “Shares”.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (File No. 333-277448), including a prospectus, on Form S-3, relating to the securities described therein (the “Shelf Securities”), including the Shares, to be offered from time to time by the Company. The registration statement as of its most recent effective date, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”, and the related prospectus covering the Shelf Securities and filed as part of the Registration Statement, together with any amendments or supplements thereto (other than a prospectus supplement relating solely to the offering of Shelf Securities other than the Shares) as of the most recent effective date of the Registration Statement, is hereinafter referred to as the “Basic Prospectus”. “Prospectus Supplement” means the prospectus supplement, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act on or before the second business day after the date hereof, in the form furnished by the Company to the Managers, the Forward Purchasers and the Forward Sellers in connection with the offering of the Shares. Except where the context otherwise requires, “Prospectus” means the Basic Prospectus, as supplemented by the Prospectus Supplement and the most recent Interim Prospectus Supplement (as defined in Section 6(b)), if any. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act. “Permitted Free Writing Prospectuses” means the documents listed on Schedule I hereto or otherwise approved in writing by the Managers, the Forward Purchasers and the Forward Sellers in accordance with Section 6(a), and “broadly available road show” means any road show as defined in Rule 433(h) under the Securities Act. As used herein, the terms “Registration Statement”, “Basic Prospectus”, “Prospectus Supplement”, “Interim Prospectus Supplement” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement”, “amendment” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein (the “Incorporated Documents”).

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For purposes of this Agreement, capitalized terms used herein and not otherwise defined shall have the following respective meanings:

“Actual Sold Forward Amount” means, for any Forward Hedge Selling Period for any Forward, the number of Forward Hedge Shares that a Forward Seller has sold during such Forward Hedge Selling Period.

“Forward” means the transaction resulting from the delivery by the Company, and the acceptance by the relevant Forward Purchaser, of a Forward Placement Notice, subject to the terms and conditions of this Agreement and the applicable Forward Contract.

“Forward Contract” means, for each Forward, the contract evidencing such Forward between the Company and a Forward Purchaser, which shall be comprised of the Master Forward Confirmation and the related Supplemental Confirmation for such Forward.

“Forward Date” means any Trading Day that a Forward Placement Notice is delivered or deemed to be delivered pursuant to Section 2(b).

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“Forward Hedge Amount” means the aggregate Sales Price of the Forward Hedge Shares to be sold by a Forward Seller with respect to any Forward as specified in the Forward Placement Notice for such Forward, subject to the terms and conditions of this Agreement.

“Forward Hedge Price” means, for any Forward Contract, the product of (x) an amount equal to one (1) minus the Forward Hedge Selling Commission Rate for such Forward Contract; and (y) the “Volume-Weighted Hedge Price” (as defined in the Master Forward Confirmation) for such Forward Contract.

“Forward Hedge Selling Commission” means, for any Forward Contract, the product of (x) the Forward Hedge Selling Commission Rate for such Forward Contract and (y) the “Volume-Weighted Hedge Price” (as defined in the Master Forward Confirmation) for such Forward Contract.

“Forward Hedge Selling Commission Rate” means, for any Forward Contract, a rate mutually agreed between the Company and a Forward Seller, not to exceed 1%.

“Forward Hedge Selling Period” means the period of consecutive Trading Days (as determined by the Company in its sole discretion and specified in the applicable Forward Placement Notice) beginning on, and including, the Trading Day immediately following the Trading Day on which such Forward Placement Notice is delivered or deemed to be delivered pursuant to Section 2(b); provided that if, prior to the scheduled end of any Forward Hedge Selling Period, (x) any event occurs that would permit a Forward Purchaser to designate a “Scheduled Trading Day” (as such term is defined in the Master Forward Confirmation) as a “Termination Settlement Date” (as such term is defined in the Master Forward Confirmation) under, and pursuant to, the provisions opposite the caption “Termination Settlement” in the Master Forward Confirmation or (y) an “Insolvency Filing” (as such term is defined in the Master Forward Confirmation) occurs, then the Forward Hedge Selling Period shall immediately terminate as of the first such occurrence (or, if later, when persons at the Forward Seller responsible for executing sales of Forward Hedge Shares become aware of such occurrence).

“Forward Hedge Settlement Date” means the Trading Day (or such earlier day as is industry practice for regular-way trading) following each Trading Day during the applicable Forward Hedge Selling Period on which a Forward Seller sells any Forward Hedge Shares pursuant to this Agreement.

“Forward Hedge Shares” means all shares of Common Stock borrowed by a Forward Purchaser or its affiliate and offered and sold by the Forward Sellers in connection with any Forward that has occurred or may occur in accordance with the terms and conditions of this Agreement.

“Forward Placement Notice” means a written notice to the applicable Forward Purchaser and Forward Seller, delivered in accordance with this Agreement in the form attached as Exhibit B specifying that it relates to a “Forward”.

“Issuance Shares” means all shares of Common Stock issued and sold through a Manager in accordance with the terms and conditions of this Agreement.

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“Master Forward Confirmation” means each Master Forward Confirmation, dated as of the date hereof, by and between the Company and any Forward Purchaser, including all provisions incorporated by reference therein, substantially in the form attached as Exhibit C.

“Sales Price” means, for each Forward Hedge Share or each Issuance Share, the actual sale execution price of each Forward Hedge Share or Issuance Share, respectively, sold by a Forward Seller or a Manager, as applicable, on the New York Stock Exchange, in the case of ordinary brokers’ transactions, or as otherwise agreed by the parties in other methods of sale.

“Settlement Date” means any Forward Hedge Settlement Date or any Issuance Shares Settlement Date (as defined in Section 4(a)).

“Supplemental Confirmation” has the meaning set forth in the Master Forward Confirmation.

“Trading Day” means any day which is a trading day on the New York Stock Exchange (the “Exchange”), other than a day on which the Exchange is scheduled to close prior to its regular weekday closing time.

“Transaction Documents” means this Agreement, each Master Forward Confirmation and each Supplemental Confirmation under each such Master Forward Confirmation.

1.              A. Representations and Warranties of the Company. The Company represents and warrants to and agrees with the Managers, the Forward Purchasers and the Forward Sellers that:

(a)             Compliance with Securities Laws. (i)(A) At the respective times the Registration Statement and each amendment thereto became effective, (B) at each deemed effective date with respect to the Managers pursuant to Rule 430B(f)(2) under the Securities Act (each, a “Deemed Effective Time”), (C) as of each time Shares are sold pursuant to this Agreement (each, a “Time of Sale”), (D) at each Settlement Date, (E) at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Shares (the “Delivery Period”), and (F) as of the date hereof, the Registration Statement conformed and will conform in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder; (ii) the Basic Prospectus (A) has conformed, or will conform, at the time it was, or will be, filed with the Commission, (B) conforms as of the date hereof (if filed with the Commission on or prior to the date hereof) and (C) as of each Time of Sale and at all times during the Delivery Period, will conform, in each case in all material respects, with the requirements of the Securities Act and the rules and regulations of the Commission thereunder; and (iii) each of the Prospectus Supplement, any Interim Prospectus Supplement and the Prospectus will conform (A) as of the date that such document is filed with the Commission, (B) as of each Time of Sale and (C) as of each Settlement Date and at all times during the Delivery Period, in all material respects with the rules and regulations of the Commission under the Securities Act.

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(b)             General Disclosure Package. (i) As of the date hereof, at the respective times the Registration Statement and each amendment thereto became effective and at each Deemed Effective Time, the Registration Statement did not and/or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) as of each Time of Sale, the Prospectus (as amended and supplemented at such Time of Sale) and any Permitted Free Writing Prospectus then in use, considered together (collectively, the “General Disclosure Package”), will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) as of its date, the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iv) at any Settlement Date, the Prospectus (as amended and supplemented as of such Settlement Date) did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty in this Section 1(A)(b) with respect to any statement or omission made in the Registration Statement, the Prospectus or the General Disclosure Package, or any amendment or supplement thereto, in reliance upon and in conformity with any information furnished in writing by or on behalf of the Managers, the Forward Purchasers or the Forward Sellers to the Company specifically for use in the Registration Statement, the Prospectus or the Prospectus Supplement, or any amendment or supplement thereto.

(c)             Permitted Free Writing Prospectus. The Company (including its agents and representatives, other than the Managers, the Forward Purchasers and the Forward Sellers and their respective affiliates, agents and representatives, each in their respective capacities) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes a free writing prospectus other than a Permitted Free Writing Prospectus, which includes (i) the documents listed on Schedule I hereto as constituting part of the General Disclosure Package and (ii) any broadly available road show or other written communications, in each case approved in writing in advance by the Managers, the Forward Purchasers and the Forward Sellers. Each such Permitted Free Writing Prospectus will not include anything that conflicts with the information contained or incorporated by reference in the Registration Statement or the Prospectus, and any such Permitted Free Writing Prospectus has been or will be (within the time period specified in Rule 433 under the Securities Act) filed in accordance with the Securities Act (to the extent required thereby); and such Permitted Free Writing Prospectus, when taken together with the Registration Statement and the Prospectus accompanying, or delivered prior to delivery of, such Permitted Free Writing Prospectus, did not, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Managers, the Forward Purchasers and the Forward Sellers, and will not, when considered together with the General Disclosure Package, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statements or omissions made in each such Permitted Free Writing Prospectus in reliance upon and in conformity with any information furnished in writing by or on behalf of the Managers, the Forward Purchasers or the Forward Sellers to the Company specifically for use in any Permitted Free Writing Prospectus.

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(d)             Status under the Securities Act; Registration Statement. The Commission has not issued any order suspending the effectiveness of the Registration Statement, and, to the knowledge of the Company, no proceeding or examination for such purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been instituted or threatened by the Commission. The Commission has not notified the Company of any objection to the use of the form of the Registration Statement. The Company was at the time of the initial filing of the Registration Statement, has been at all relevant determination dates thereafter (as provided in clause (2) of the definition of “well-known seasoned issuer” in Rule 405 under the Securities Act), is on the date hereof and will be on each Settlement Date a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act), including not having been an “ineligible issuer” (as defined in Rule 405 under the Securities Act) at any such time or date. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act) and was filed not earlier than the date that is three years prior to each Settlement Date. The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

(e)             Incorporated Documents. Each document filed, and to the extent such document has been amended, as amended, or to be filed pursuant to the Exchange Act and incorporated by reference in each of the Registration Statement, the Prospectus and the General Disclosure Package, when so filed, conformed, or will conform, in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, and none of such documents included, and to the extent such document has been amended, as amended or, when so filed, will include any untrue statement of a material fact or omitted or, when so filed, will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)             Organization and Good Standing. (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona. The Company has the requisite corporate power and corporate authority to conduct its business as such business is currently being conducted as described in the General Disclosure Package and is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions (i) in which its ownership or lease of property or the conduct of its business requires such qualification and (ii) where the failure to be so qualified would be reasonably likely to have a material adverse effect on the current or future financial condition, shareholders’ equity or results of operations of the Company and its consolidated subsidiaries, taken as a whole (a “Material Adverse Effect”).

(g)             Investment Company Act. The Company is not, and as a result of and after giving effect to the transactions contemplated by the Transaction Documents, including, without limitation, (i) the issuance, sale and delivery of the Issuance Shares, if any, (ii) the issuance, sale and delivery of any shares of Common Stock upon settlement of the related Forward Contract, and (iii) the application of the proceeds therefrom upon such settlement, in each case, as described in the General Disclosure Package under the heading “Use of Proceeds”, will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

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(h)             Financial Statements. The financial statements of the Company referred to, incorporated by reference or contained in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the financial position of the Company as of the dates shown and the results of its operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis in all material respects with respect to the periods involved as stated therein (except as disclosed therein). Any schedule included in the Registration Statement presents fairly in all material respects the information required to be stated therein. The Company maintains systems of internal accounting controls and processes sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and (iii) assets are safeguarded from loss or unauthorized use that would have a material effect on the financial statements of the Company.

(i)             Capitalization. The Company has authorized capital stock as set forth in the General Disclosure Package. All of the issued shares of capital stock of the Company have been duly and validly authorized, issued and delivered and are fully paid and non-assessable. The shareholders and other security holders of the Company have no preemptive rights with respect to any shares of capital stock of the Company except as described in the General Disclosure Package.

(j)             Description of Common Stock. The statements set forth in the General Disclosure Package under the caption “Description of Pinnacle West Common Stock”, insofar as they purport to constitute a summary of the terms of the Common Stock, are accurate and complete in all material respects.

(k)             The Shares. The Issuance Shares, the Forward Hedge Shares and any shares of Common Stock to be delivered by the Company under a Supplemental Confirmation (collectively, the “Company Shares”) have been, or will have been at such time of such issuance, duly and validly authorized and, when issued and delivered against payment therefor as provided in the Transaction Documents, will be duly and validly issued and delivered and fully paid and non-assessable. No holder of any Company Shares to be issued and sold under any Transaction Document is or will be subject to personal liability by reason of being such a holder. The issuance and sale of the Company Shares are not subject to any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person or entity.

(l)             No Conflict. The issuance and sale of the Issuance Shares by the Company through the Managers, the offering and sale of any Forward Hedge Shares, the compliance by the Company with all of the provisions of the Transaction Documents, the execution and delivery by the Company of the Transaction Documents and the performance by the Company of its obligations under the Transaction Documents, in each case, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture or mortgage or other deed of trust, loan agreement or other agreement or instrument to which the Company or Arizona Public Service Company (“APS”) is a party or by which the Company or APS is bound or to which any of the property or assets of the Company or APS is subject, (ii) violate or result in a breach of the Articles of Incorporation, as amended, or Bylaws, as amended, of the Company or (iii) violate or result in a breach of any federal or state law, rule or regulation applicable to the Company or APS (excluding state securities and blue sky laws) or any judgment, order or decree of any court or governmental agency or body having jurisdiction over the Company or APS or any of their respective properties, except, in the case of clause (i) and clause (iii) above, for any such conflict, breach or violation that is not reasonably likely to have a Material Adverse Effect or to have a material adverse effect on the Company’s ability to perform its obligations under any Master Forward Confirmation or any Supplemental Confirmation. No consent, approval, authorization, order, registration or qualification of or with any such court or federal or state governmental authority is required for the issuance and sale of the Company Shares, for the execution and delivery by the Company of, or the performance by the Company of its obligations under, the Transaction Documents or for the consummation by the Company of the transactions contemplated by the Transaction Documents, except (x) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Company Shares by the Managers, the Forward Purchasers or the Forward Sellers and (y) the registration under the Securities Act of the Company Shares.

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(m)             Due Authorization. Each of the Transaction Documents executed on or prior to the date hereof has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company and, assuming due authorization, execution and delivery by the relevant Forward Purchaser or Manager, as the case may be, is enforceable against the Company in accordance with the terms thereof subject to (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought (collectively, the “Enforceability Exceptions”). Each Transaction Document executed after the date hereof (if any) has been duly authorized by the Company and, upon its execution and delivery by the Company, will be duly authorized, executed and delivered by the Company and will constitute a valid and binding agreement of the Company and, assuming due authorization, execution and delivery by the relevant Forward Purchaser, will be enforceable against the Company in accordance with the terms thereof subject to the Enforceability Exceptions.

(n)             Licenses. Except as disclosed in the General Disclosure Package and except with respect to applicable foreign, federal, state or local laws and regulations and any decision or order of any governmental agency or body or any court relating to the environment, the effect of the environment on human health or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), which are addressed solely by Section 1(A)(x), each of the Company and APS has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its respective business as now conducted, except where the failure to have any such license, authorization, consent or approval is not reasonably likely to have a Material Adverse Effect and, as to APS, except that (i) APS from time to time makes minor extensions of its system prior to the time a related franchise, certificate, license, consent or permit is procured, (ii) from time to time communities already being served by APS become incorporated and considerable time may elapse before a franchise, license, consent or permit is procured, (iii) certain franchises, licenses, consents or permits may have expired prior to the renegotiation thereof, (iv) under Arizona Revised Statutes Section 40-281.B, APS may extend distribution facilities into areas contiguous to its certificates of convenience and necessity not already served by another electric utility without extending its existing certificates or obtaining new certificates, (v) certain minor defects and exceptions may exist that, individually and in the aggregate, are not deemed material and (vi) no representation is made regarding the geographical scope of any franchise, certificate, license, consent or permit that is not specific as to its geographical scope.

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(o)             Prohibited Transactions. Neither the Company nor any of its subsidiaries or, to the knowledge of the Company, any of their respective affiliates over which any of the foregoing exercises management control (each, a “Controlled Affiliate”) or any director or officer of the Company, any of its subsidiaries or any of their respective Controlled Affiliates (each, a “Company Manager”) is a Person (as defined in Section 1(A)(p)): (i) listed in the annex to the Executive Order (as defined in Section 1(A)(q)) or identified pursuant to Section 1 of the Executive Order; (ii) that is owned or controlled by, or acting for or on behalf of, any Person listed in the annex to the Executive Order or identified pursuant to the provisions of Section 1 of the Executive Order; (iii) with whom a Manager, a Forward Purchaser or a Forward Seller is prohibited from dealing or otherwise engaging in any transaction by any terrorism or anti-laundering law, including the Executive Order; (iv) who commits, threatens, conspires to commit, or support “terrorism” as defined in the Executive Order; (v) who is named as a “Specially Designated National or Blocked Person” on the most current list published by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) at its official website, at https://www.treasury.gov/ofac/downloads/sdnlist.pdf or any replacement website or other replacement official publication of such list; or (vi) who is owned or controlled by a Person listed above in clause (iii) or (v) (each, a “Prohibited Person”), and the Company, its subsidiaries and, to the knowledge of the Company, such Controlled Affiliates are in compliance with all applicable orders, rules and regulations of OFAC.

(p)             Sanctions. Neither the Company nor any of its subsidiaries or, to the knowledge of the Company, any of their respective Controlled Affiliates or Company Managers: (i) is the target of economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by OFAC and any similar economic or financial sanctions or trade embargoes of the type described in Section 1(A)(o), this Section 1(A)(p), Section 1(A)(q) and Section 1(A)(r) and imposed, administered or enforced from time to time by the United States government, including the United States Department of State (collectively, the “Sanctions”); (ii) is owned or controlled by, or acts on behalf of, any individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof (each, a “Person”) that is targeted by United States or multilateral economic or trade sanctions currently in force; (iii) is, or is owned or controlled by, a Person who is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions, including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, the Crimea Region of Ukraine and the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran, North Korea and Syria (with respect to Syria only until July 1, 2025); or (iv) is named, identified or described on any list of Persons with whom United States Persons may not conduct business, including any such blocked persons list, designated nationals list, denied persons list, entity list, debarred party list, unverified list, sanctions list or other such lists published or maintained by the United States, including OFAC, the United States Department of Commerce or the United States Department of State.

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(q)             Anti-Corruption Laws. None of the Company’s or its subsidiaries’ assets constitute property of, or are beneficially owned, directly or indirectly, by any Person that is the target of Sanctions, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq. (the “Trading With the Enemy Act”), any of the foreign assets control regulations of the Treasury (31 C.F.R., Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or regulations promulgated thereunder or executive order relating thereto (which includes, without limitation, (i) Executive Order No. 13224, effective as of September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (ii) the USA PATRIOT Act), if the result of such ownership would be that the Shares would be in violation of law (“Embargoed Person”). No Embargoed Person has any interest of any nature whatsoever in the Company if the result of such interest would be that the offering and the issuance of the Shares would be in violation of law. The Company has not engaged in business with Embargoed Persons if the result of such business would be that the offering and the issuance of the Shares would be in violation of law. The Company will not, directly or indirectly, use the proceeds of the issuance of the Shares, or contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (1) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (2) in any other manner that would result in a violation of Sanctions or laws, rules and regulations of any jurisdiction applicable to the Company or its subsidiaries from time to time concerning or relating to bribery or corruption (collectively, the “Anti-Corruption Laws”) by any Person (including any Person holding the Shares). Neither the Company nor any Controlled Affiliate (A) is or will become a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (B) to the knowledge of the Company, engages in any dealings or transactions, or is otherwise associated, with any such “blocked person”. For purposes of determining whether or not a representation is true under this Section 1(A)(q), the Company shall not be required to make any investigation into (x) the ownership of publicly traded stock or other publicly traded securities or (y) the beneficial ownership of any collective investment fund.

(r)             FCPA. Neither the Company nor any of its subsidiaries or, to the knowledge of the Company and its subsidiaries, any of their Company Managers, has failed to comply with the United States Foreign Corrupt Practices Act, as amended from time to time (the “FCPA”), or any other applicable anti-bribery laws or Anti-Corruption Laws, and it and they have not made, offered, promised or authorized, and will not make, offer, promise or authorize, whether directly or indirectly, any payment, of anything of value to (i) an executive, official, employee or agent of a governmental department, agency or instrumentality, (ii) a director, officer, employee or agent of a wholly or partially government-owned or -controlled company or business, (iii) a political party or official thereof, or candidate for political office or (iv) an executive, official, employee or agent of a public international organization (e.g., the International Monetary Fund or the World Bank) (each, a “Government Official”) while knowing or having a reasonable belief that all or some portion will be used for the purpose of: (x) influencing any act, decision or failure to act by a Government Official in his or her official capacity, (y) inducing a Government Official to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity or (z) securing an improper advantage, in each case in order to obtain, retain or direct business.

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(s)             XBRL. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects. The Company’s disclosure controls and procedures provide reasonable assurance that the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(t)             Good Standing of APS. APS is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona. All of the issued shares of capital stock of APS have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities and claims, other than liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves shall have been made.

(u)             No Material Adverse Change. Since the respective dates as of which information is given in the General Disclosure Package, there has not been any material adverse change in or affecting the financial condition, shareholders’ equity or results of operations of the Company and its consolidated subsidiaries, taken as a whole, other than as set forth or contemplated in the General Disclosure Package.

(v)             Legal Proceedings. Other than as set forth in the General Disclosure Package or the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party that, if determined adversely to the Company or any of its subsidiaries, would be reasonably likely to have a Material Adverse Effect and, to the Company’s knowledge, no such proceedings are threatened by governmental authorities or others.

(w)             Real Property. To the extent material to the Company and APS, taken as a whole, they have good and marketable title to the real and personal property owned by them, and any real properties and buildings held under lease by the Company or APS are held under valid and enforceable leases, in each case free and clear of all liens, encumbrances and defects except such as are described in the General Disclosure Package or such as do not and are not reasonably likely to have a Material Adverse Effect; provided, however, that (i) this representation and warranty as to leases shall not extend to property held under lease from the Navajo Nation or under easement from the federal government, (ii) this representation and warranty shall not extend to easements and rights-of-way from Indian tribes for lines and systems and (iii) this representation and warranty shall not extend to the potential effect on any material lease of a bankruptcy filing of any lessor, certain issues with respect to all of which are set forth in the Company’s periodic reports filed with the Commission under the Exchange Act.

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(x)             Compliance with Environmental Laws. Except as disclosed in the General Disclosure Package, the operations and properties of the Company and APS comply with all Environmental Laws, except where the necessity of compliance therewith is being contested in good faith by appropriate proceedings or such non-compliance with Environmental Laws is not reasonably likely to have a Material Adverse Effect.

(y)             Registration Rights. There are no contracts, agreements or understandings between the Company and any person or entity granting such person or entity the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or entity or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(z)             PUHCA. The Company is a “holding company”, as such term is defined in the Public Utility Holding Company Act of 2005 (the “PUHCA”). No approval, authorization or consent is required under the PUHCA in connection with the issuance or sale of the Shares.

(aa)            IT Systems and Data. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has no knowledge of any security breach or other compromise of or relating to any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers and vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”), except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries are presently in compliance with all applicable laws and statutes, all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, all internal policies and all contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices. The Company and its subsidiaries have policies and procedures in place designed to ensure the integrity and security of the IT Systems and Data and comply with such policies and procedures in all material respects.

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(bb)             Listing. The outstanding shares of Common Stock are listed on the Exchange. All of the Shares that have been or may be sold under this Agreement have been approved for listing, subject only to official notice of issuance, on the Exchange.

(cc)             No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares in violation of applicable securities laws.

(dd)             “Actively-Traded” Status. The Common Stock is an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101(c)(1) thereunder.

B.             Any certificate signed by an officer of the Company and delivered to the Managers, any Forward Seller or any Forward Purchaser or to counsel for the Managers or counsel to the Forward Sellers or the Forward Purchasers, as the case may be, in connection with the offering of the Shares shall be deemed a representation and warranty by the Company, as to matters covered thereby on the date of such certificate, to each Manager, each Forward Seller and each Forward Purchaser.

C.             Representations and Warranties of the Forward Sellers and Forward Purchasers.

(a)             Each of the Forward Sellers severally represents and warrants to, and agrees with, the Managers that this Agreement has been duly authorized, executed and delivered by the Forward Sellers. At each Forward Hedge Settlement Date, the applicable Forward Seller will have full right, power and authority to sell, transfer and deliver the Forward Hedge Shares; provided that such Forward Seller is the applicable Forward Purchaser or remains an affiliate of the applicable Forward Purchaser on such date.

(b)             Each of the Forward Purchasers severally represents and warrants that the applicable Master Forward Confirmation between the Company and the applicable Forward Purchaser has been, and any Supplemental Confirmation between the Company and the applicable Forward Purchaser will be, duly authorized, executed and delivered by the applicable Forward Purchaser, and, assuming due authorization, execution and delivery by the Company, constitutes or will constitute a legal, valid and binding obligation of the applicable Forward Purchaser, enforceable against such Forward Purchaser in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(c)             Each of the Forward Sellers severally represents and warrants that the applicable Forward Seller will, at the relevant Forward Hedge Settlement Date, have the free and unqualified right to transfer any Forward Hedge Shares, to the extent it is required to transfer such Forward Hedge Shares hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind; provided that such Forward Seller is the applicable Forward Purchaser or remains an affiliate of the applicable Forward Purchaser on such date.

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2.             Sale of Issuance Shares and Forward Hedge Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Managers, the Forward Purchasers and the Forward Sellers agree that the Company may from time to time seek to (i) sell Issuance Shares through the Managers, acting as sales agent, and (ii) offer Forward Hedge Shares through the Forward Purchasers and the Forward Sellers as follows:

(a)             The Company may submit its orders to a Manager by telephone (including any price, time or size limits or other customary parameters or conditions) to sell Issuance Shares on any Trading Day, which order shall be confirmed by such Manager (and accepted by the Company) by electronic mail using a form substantially similar to that attached hereto as Exhibit A.

(b)             (i) Subject to the terms and conditions hereof, such Manager shall use commercially reasonable efforts consistent with its normal trading and sales practices to execute any Company order submitted to it hereunder to sell Issuance Shares with respect to which such Manager has agreed to act as sales agent. The Company acknowledges and agrees that (x) there can be no assurance that such Manager will be successful in selling the Issuance Shares, (y) such Manager will incur no liability or obligation to the Company or any other person or entity if it does not sell Issuance Shares for any reason and (z) such Manager shall be under no obligation to purchase Issuance Shares on a principal basis pursuant to this Agreement unless a written acceptance has been delivered by the Company to such Manager.

(ii)             Subject to the terms and conditions set forth in the Transaction Documents, on any Trading Day, the Company may deliver a Forward Placement Notice executed by an authorized officer of the Company to a Forward Purchaser and a Forward Seller. The Forward Purchaser and the Forward Seller may accept the Forward Placement Notice by e-mail to one of the individuals at the Company named on Schedule II hereto, as such Schedule may be amended from time to time (which amendment may be effected in writing by the Company to the other parties to the Transaction Documents without the consent of any other such parties), confirming the terms of such Forward Placement Notice, at which time the Company and the applicable Forward Purchaser shall duly execute a Master Forward Confirmation, if one has not already been executed between the Company and the applicable Forward Purchaser. Upon the delivery of a Forward Placement Notice to the Forward Purchaser and the Forward Seller and the Forward Purchaser’s and the Forward Seller’s acceptance of such Forward Placement Notice by e-mail confirming the terms of such Forward Placement Notice, and unless the sale of the Forward Hedge Shares described therein has been suspended or otherwise terminated in accordance with the terms of this Agreement or the Master Forward Confirmation, the Forward Purchaser will use commercially reasonable efforts to borrow Forward Hedge Shares up to the amount specified and the Forward Seller will use commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares, and otherwise in accordance with the terms of such Forward Placement Notice. The number of Forward Hedge Shares that the Forward Purchaser shall use commercially reasonable efforts to borrow and that the Forward Seller shall use commercially reasonable efforts to sell pursuant to such Forward shall have an aggregate actual sale execution price equal to the Forward Hedge Amount set forth in the Forward Placement Notice accepted by the Forward Purchaser and the Forward Seller.

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(iii)             A Forward Placement Notice or any amendment thereto shall be deemed delivered on the Trading Day that it is received by facsimile or otherwise (and the Company confirms such delivery by e-mail notice or by telephone (including voicemail message)) by the Forward Purchaser and the Forward Seller. No Forward Placement Notice may be delivered if an ex-dividend date or ex-date, as applicable, for any dividend or distribution payable by the Company on the Common Stock, is scheduled to occur during the period from, but excluding, the first scheduled Trading Day of the related Forward Hedge Selling Period to, and including, the last scheduled Trading Day of such Forward Hedge Selling Period.

(iv)             No later than the opening of the Trading Day next following the last Trading Day of each Forward Hedge Selling Period (or, if earlier, the date on which any Forward Hedge Selling Period is terminated in accordance with the terms of this Agreement or the Master Forward Confirmation), the Forward Purchaser shall execute and deliver to the Company, and the Company shall execute and return to the Forward Purchaser, a Supplemental Confirmation in respect of the Forward for such Forward Hedge Selling Period, which Supplemental Confirmation shall set forth the “Trade Date” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the last Trading Day of such Forward Hedge Selling Period), the “Effective Date” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the date one Settlement Cycle (as such term is defined in the Master Forward Confirmation) immediately following the last Trading Day of such Forward Hedge Selling Period), the initial “Base Amount” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the Actual Sold Forward Amount for such Forward Hedge Selling Period), the “Maturity Date” for such Forward (which shall, subject to the terms of the applicable Master Forward Confirmation, be the date that follows the last Trading Day of such Forward Hedge Selling Period by the number of days, months or years set forth opposite the caption “Term” in the Forward Placement Notice for such Forward, which number of days, months or years shall in no event be less than two (2) months nor more than twenty-four (24) months), the “Forward Price Reduction Dates” for such Forward (which shall be each of the dates set forth below the caption “Forward Price Reduction Dates” in the Forward Placement Notice for such Forward), the “Forward Price Reduction Amount” corresponding to such Forward Price Reduction Dates (which shall be each amount set forth opposite each “Forward Price Reduction Date” and below the caption “Forward Price Reduction Amounts” in the Forward Placement Notice for such Forward), the “Spread” for such Forward (which shall be the amount set forth opposite the term “Spread” in the Forward Placement Notice), the “Initial Forward Price” for such Forward (which shall be determined as provided in the Master Forward Confirmation), the “Volume-Weighted Hedge Price” (which shall be determined as provided in the Master Forward Confirmation), the “Specified Borrow Rate” (which shall be the rate set forth opposite the term “Specified Borrow Rate” in the Forward Placement Notice), the “Maximum Specified Borrow Rate” (which shall be the rate set forth opposite the term “Maximum Specified Borrow Rate” in the Forward Placement Notice), the “Forward Shares” (which shall be determined as provided in Exhibit A to the Master Forward Confirmation), the “Threshold Number of Shares” (which shall be determined as provided in the Master Forward Confirmation) and the “Notice Settlement Number” (which shall be the number set forth opposite the term “Notice Settlement Number” in the Forward Placement Notice).

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(v)             For each Forward, the Company shall be obligated to enter into a Forward Contract with the Forward Purchaser, and the Forward Purchaser shall be obligated to use commercially reasonable efforts to borrow, and the Forward Seller shall use commercially reasonable efforts consistent with its normal trading and sales practices to sell, the Forward Hedge Shares pursuant to such Forward only if and when the Company delivers a Forward Placement Notice to the Forward Purchaser and the Forward Seller and the Forward Purchaser and the Forward Seller have accepted such Forward Placement Notice as provided in Section 2(b)(ii). The Company shall have the right, in its sole discretion, to request that the Forward Seller and Forward Purchaser amend at any time and from time to time any Forward Placement Notice, and if such amendment is accepted by the Forward Purchaser and the Forward Seller, each of the Forward Purchaser and the Forward Seller shall, as soon as reasonably practicable after receiving notice of such amendment, modify its offers to sell or borrow, as applicable, consistent with any such amendment notice; provided, however, that (i) the Company may not amend the Forward Hedge Amount if such amended Forward Hedge Amount would be less than the Actual Sold Forward Amount as of the date of such amendment and (ii) the Company shall not have the right to amend a Forward Placement Notice after the related Supplemental Confirmation has been delivered to the Company.

(vi)             Each of the Company, the Forward Purchasers and the Forward Sellers acknowledge and agree that: (x) there can be no assurance that the Forward Purchaser will be successful in borrowing or that the Forward Seller will be successful in selling Forward Hedge Shares; (y) a Forward Seller will incur no liability or obligation to the Company, the Forward Purchaser or any other person if it does not sell Forward Hedge Shares borrowed by the Forward Purchaser for any reason other than a failure by the Forward Seller to use commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares as required under this Section 2(b); and (z) the Forward Purchaser will incur no liability or obligation to the Company, the Forward Seller or any other person if it does not borrow Forward Hedge Shares for any reason other than a failure by the Forward Purchaser to use commercially reasonable efforts to borrow such Forward Hedge Shares as required under this Section 2(b). Notwithstanding anything herein to the contrary, a Forward Purchaser’s obligation to use commercially reasonable efforts to borrow or cause its affiliate to borrow all or any portion of the Forward Hedge Shares (and a Forward Seller’s obligation to use commercially reasonable efforts consistent with its normal trading and sales practices to sell such portion of the Forward Hedge Shares) for any Forward hereunder shall be subject in all respects to clause (ii) of the provisions under the caption “Conditions to Effectiveness” in Section 3 of the Master Forward Confirmation. In acting hereunder, any Forward Seller will be acting as agent for the Forward Purchaser and not as principal.

(c)             The Company shall not authorize the issuance and sale of, and such Manager shall not sell, any Issuance Shares, and such Forward Seller shall not sell any Forward Hedge Shares, in each case at a price lower than the minimum price therefor designated by the Company pursuant to Section 2(a) or in a number in excess of the number of Shares approved for listing on the Exchange, or in excess of the number or amount of Shares available for issuance on the Registration Statement for which the applicable registration fee has been paid, it being understood and agreed by the parties hereto that compliance with any such limitations regarding the number of Shares shall be the sole responsibility of the Company. In addition, the Company, on the one hand, or such Manager or Forward Seller, on the other hand, may, upon notice to the other party hereto by telephone (confirmed promptly by email or facsimile), suspend an offering of the Issuance Shares or Forward Hedge Shares pursuant to this Agreement; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Issuance Shares or Forward Hedge Shares sold hereunder prior to the giving of such notice.

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(d)             Such Manager or Forward Seller shall provide written confirmation (which may be by facsimile or email) to the Company following the close of trading on the Exchange each day on which Shares are sold under this Agreement setting forth (i) the amount of Issuance Shares or the Actual Sold Forward Amount sold on such day, (ii) the gross offering proceeds received from such sale of the Shares, and (iii) in the case of the Issuance Shares, the commission payable by the Company to such Manager with respect to such sale of Issuance Shares.

(e)             At each Time of Sale, Settlement Date and Representation Date (as defined in Section 6(k)), the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date) but modified to incorporate the disclosures contained in the Registration Statement and the Prospectus, in each case as amended or supplemented as of such date. Any obligation of each Manager, Forward Purchaser and Forward Seller to use commercially reasonable efforts consistent with its normal trading and sales practices to sell the Shares on behalf of the Company in their respective capacities shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 5.

(f)             Notwithstanding any other provision of this Agreement, the Company, the Managers, the Forward Purchasers and the Forward Sellers agree that no sales of Shares shall take place, the Company shall not request the sales of any Shares that would be sold and the Managers, the Forward Purchasers and the Forward Sellers shall not be obligated to sell or offer to sell, (i) during any period in which the Company, in its sole discretion, determines that its insider trading policy, as such policy may be amended from time to time, would prohibit the purchase or sale of Common Stock by the Company, or during any other period in which the Company is in possession of material non-public information or (ii) except as provided in Section 2(g), at any time from and including the date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through and including the time that the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.

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(g)             If the Company wishes to offer Shares at any time during the period from and including an Announcement Date through and including the corresponding Filing Time, then the Company shall (i) prepare and deliver to the Managers (with a copy to its counsel) a Current Report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Managers, the Forward Purchasers and the Forward Sellers, and obtain the consent of the Managers, the Forward Purchasers and the Forward Sellers to the filing thereof (such consent not to be unreasonably withheld), (ii) provide the Managers, the Forward Purchasers and the Forward Sellers with the officer’s certificate, opinions/letters of the Company’s counsel, opinions/letters of the Managers’ counsel and accountants’ letters called for by Section 6(k), Section 6(l) and Section 6(o), respectively, (iii) upon request, afford the Managers, the Forward Purchasers and the Forward Sellers the opportunity to conduct a reasonable due diligence review in accordance with Section 6(r) and (iv) file such Earnings 8-K with the Commission, after which the provisions of clause (ii) of Section 2(f) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied through and including the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K under the Exchange Act, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officer’s certificate, opinions/letters of counsel and accountants’ letters pursuant to this Section 2(g) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officer’s certificates, opinions/letters of counsel and accountants’ letters as provided in Section 6 and (B) this Section 2(g) shall in no way affect or limit the operation of clause (i) of Section 2(f), which shall have independent application.

3.             Fee.

(a)             The compensation to each Manager and Forward Seller for sales of the Shares hereunder shall be equal to up to 1% of the aggregate gross sales price of the Shares sold by such Manager and Forward Seller pursuant to this Agreement, which commission shall be as set forth in the applicable Company order or Forward Placement Notice, as applicable.

(b)             Notwithstanding the foregoing, in the event the Company engages a Manager, Forward Purchaser or Forward Seller for a sale of Shares in a transaction that would constitute a “distribution”, within the meaning of Rule 100 of Regulation M under the Exchange Act or a “block” within the meaning of Rule 10b-18(a)(5) under the Exchange Act, the Company will provide the Managers, the Forward Purchasers and the Forward Sellers, at their request and upon reasonable advance notice to the Company, on or prior to the Settlement Date, the opinions of counsel, accountants’ letters and officer’s certificates pursuant to Section 6, each dated the Settlement Date, and such other documents and information as the Managers, the Forward Purchasers or the Forward Sellers shall reasonably request, and the Company and the Managers, the Forward Purchasers and the Forward Sellers will agree to compensation that is customary for the Managers, the Forward Purchasers and/or the Forward Sellers, as the case may be, with respect to such transaction.

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4.             Payment, Delivery and Other Obligations.

(a)             Settlement for sales of the Issuance Shares pursuant to this Agreement will occur on the Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each such day, an “Issuance Shares Settlement Date”). On each Issuance Shares Settlement Date, the Issuance Shares sold through the relevant Manager for settlement on such date shall be issued and delivered by the Company to such Manager against payment of the net proceeds from the sale of such Issuance Shares. Settlement for all such Issuance Shares shall be effected by free delivery of the Issuance Shares by the Company or its transfer agent to such Manager’s or its designee’s account (provided that such Manager shall have given the Company written notice of such designee prior to the Issuance Shares Settlement Date) at The Depository Trust Company or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, in return for payment in same day funds delivered to the account designated by the Company.

(b)             Each sale of Forward Hedge Shares will be settled as between the Forward Purchaser and the Forward Seller on each applicable Forward Hedge Settlement Date following the relevant Forward Date. On or before each Forward Hedge Settlement Date, the Forward Purchaser will, or will cause its transfer agent to, electronically transfer the Forward Hedge Shares being offered and sold by crediting the Forward Seller or its designee’s account at The Depository Trust Company by free delivery or by such other means of delivery as may be mutually agreed upon by the Forward Purchaser and the Forward Seller and, upon receipt of such Forward Hedge Shares, which in all cases shall be freely tradeable, transferable, registered shares in good deliverable form, the Forward Seller shall deliver to the Forward Purchaser the related portion of the Forward Hedge Price in same day funds delivered to an account designated by the Forward Purchaser prior to the relevant Forward Hedge Settlement Date.

(c)             If the Company, or its transfer agent (if applicable), shall default on its obligation to deliver the Issuance Shares on any Issuance Shares Settlement Date, the Company shall (i) hold such Manager harmless against any loss, claim, damage or reasonable and documented expense (including reasonable and documented legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay such Manager any commission, discount or other compensation to which it would otherwise be entitled absent such default.

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5.             Conditions to the Managers’, Forward Purchasers’ and Forward Sellers’ Obligations. The obligations of the Managers, the Forward Purchasers and the Forward Sellers are subject to the following conditions:

(a)             Since the later of (A) the date of this Agreement and (B) the immediately preceding Representation Date:

(i)             no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act against the Company or related to the offering shall be pending before or threatened by the Commission;

(ii)             there shall not have occurred, in respect of the Company’s securities, any downgrading or withdrawal, nor shall any notice have been given in respect of the Company’s securities of any intended or potential downgrading or withdrawal or of any review for a possible change that does not indicate the direction of the possible change, and there shall have been no public announcement that any of the Company’s securities have been placed on CreditWatch or Watchlist or under any similar surveillance or review, in each case with negative implications, by S&P Global Ratings, a division of S&P Global Inc., Moody’s Investors Service, Inc. or Fitch, Inc.; and

(iii)             no event or condition of a type described in Section 1(A)(u) shall have occurred or shall exist, which event or condition is not described in each of the General Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) the effect of which in the good faith and commercially reasonable judgment of any Manager, Forward Purchaser or Forward Seller makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the terms and in the manner contemplated by this Agreement, the General Disclosure Package and the Prospectus.

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(b)             The Managers, the Forward Purchasers and the Forward Sellers shall have received on each Representation Date a certificate, dated such date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) and Section 5(a)(ii) and to the effect that (i) the representations and warranties of the Company contained in this Agreement are true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects) as of such date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date); (ii) the Company has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such date; (iii) the Prospectus Supplement, any Interim Prospectus Supplement and each Permitted Free Writing Prospectus, if any, have been timely filed with the Commission under the Securities Act (in the case of a Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act), and all requests for additional information on the part of the Commission have been complied with or otherwise satisfied; (iv) as of such date, and as of each Time of Sale, if any, subsequent to the immediately preceding Representation Date, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that no certification is made with respect to any statements or omissions made in reliance upon and in conformity with any information furnished in writing by or on behalf of the Managers, the Forward Purchasers and the Forward Sellers to the Company specifically for use in the Registration Statement; and (v) as of such date, and as of each Time of Sale, if any, subsequent to the immediately preceding Representation Date, the General Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no certification is made with respect to any statements or omissions made in reliance upon and in conformity with any information furnished in writing by or on behalf of the Managers, the Forward Purchasers and the Forward Sellers to the Company specifically for use in the Registration Statement or the General Disclosure Package. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened, if any.

(c)             The Managers, the Forward Purchasers and the Forward Sellers shall have received on each Representation Date, (i) a written opinion letter of Snell & Wilmer L.L.P., Arizona counsel for the Company, dated such date, to the effect as set forth on Exhibit D hereto, (ii) a written opinion letter of Sullivan & Cromwell LLP, counsel for the Company, dated such date, to the effect as set forth on Exhibit E hereto, and (iii) a disclosure letter of Sullivan & Cromwell LLP, counsel for the Company, dated such date, to the effect as set forth on Exhibit F hereto, but, in each case, modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus, as amended and supplemented to the time of delivery of such letter.

(d)             The Managers, the Forward Purchasers and the Forward Sellers shall have received on each Representation Date, an opinion and negative assurance letter, addressed to the Managers, the Forward Purchasers and the Forward Sellers, of Pillsbury Winthrop Shaw Pittman LLP, counsel for the Managers, with respect to such matters as the Managers may reasonably request, in form and substance reasonably satisfactory to the Managers, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(e)             On each Representation Date, provided that Deloitte & Touche LLP shall have received customary representation letters from each Manager, Forward Purchaser and Forward Seller, Deloitte & Touche LLP shall have furnished to the Managers, the Forward Purchasers and the Forward Sellers, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Managers, the Forward Purchasers and the Forward Sellers, in form and substance reasonably satisfactory to the Managers, the Forward Purchasers and the Forward Sellers, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus (including confirmation that they are independent registered public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder and the applicable published rules and regulations of the Public Company Accounting Oversight Board); provided that the letters delivered on each such date shall use a “cut-off” date no more than three business days prior to the date of delivery of such letter (the first such letter from Deloitte & Touche LLP, an “Initial Comfort Letter”) and updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement, the Prospectus Supplement, the Prospectus or any issuer free writing prospectus, as amended and supplemented to the date of such letter.

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(f)             All filings with the Commission required by Rule 424 under the Securities Act to have been filed by each Time of Sale or related Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424 under the Securities Act (without reliance on Rule 424(b)(8) under the Securities Act).

(g)             The Shares shall have been approved for listing on the Exchange, subject only to a notice of issuance, at or prior to the applicable Settlement Date.

(h)             The Common Stock shall be an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

6.             Covenants of the Company. The Company covenants with the Managers, the Forward Purchasers and the Forward Sellers as follows:

(a)             Before making any offer relating to the Shares that would constitute a free writing prospectus or filing any Permitted Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus (other than any report filed under the Exchange Act or any prospectus supplement relating to the offering of securities other than Common Stock), whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Managers, the Forward Purchasers and the Forward Sellers and their respective counsel a copy of the proposed Permitted Free Writing Prospectus, amendment or supplement for review, and will not make any offer relating to the Shares that would constitute a free writing prospectus or file any such Permitted Free Writing Prospectus or file any such proposed amendment or supplement to which any Manager, Forward Purchaser or Forward Seller may reasonably object. Any such free writing prospectus consented to by the Managers, the Forward Purchasers and the Forward Sellers will be considered a Permitted Free Writing Prospectus. The Company will file all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act during the Delivery Period. The Company will furnish copies of the Prospectus and each Permitted Free Writing Prospectus, if any (to the extent not previously delivered), to the Managers, the Forward Purchasers and the Forward Sellers in New York City prior to 10:00 A.M., New York City time, within three business days after the date of this Agreement, or as promptly as practicable thereafter with respect to any Permitted Free Writing Prospectus first used after the date of this Agreement, in such quantities as the Managers, the Forward Purchasers or the Forward Sellers may reasonably request.

(b)             For the duration of the Delivery Period, the Company will include in its Quarterly Reports on Form 10-Q, and in its Annual Reports on Form 10-K, a summary detailing, for the relevant reporting period, (i) the number of Shares sold through the Managers, the Forward Purchasers and the Forward Sellers pursuant to this Agreement and (ii) the net proceeds received by the Company from such sales. In the alternative, at the election of the Company, the Company may prepare a prospectus supplement (each, an “Interim Prospectus Supplement”) with such summary information and, at least once per quarter for the duration of the Delivery Period and, subject to Section 6(a), file such Interim Prospectus Supplement pursuant to Rule 424(b) under the Securities Act (and within the time periods required by Rule 424(b) under the Securities Act and Rule 430A, 430B or 430C under the Securities Act).

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(c)             The Company will file any Permitted Free Writing Prospectus to the extent required by Rule 433 under the Securities Act and provide copies of the Prospectus, the Prospectus Supplement and each Permitted Free Writing Prospectus, if any (to the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto), to the Managers, the Forward Purchasers and the Forward Sellers via electronic mail in “.pdf” format on such filing date to an electronic mail account designated by the Managers, the Forward Purchasers and the Forward Sellers in this Agreement and, at the reasonable request of the Managers, the Forward Purchasers or the Forward Sellers, to also furnish copies of the Prospectus and the Prospectus Supplement to the Exchange and each other exchange or market on which sales of the Shares were effected, in each case, as may be required by the rules or regulations of the Exchange or such other exchange or market.

(d)             During the Delivery Period, the Company will advise the Managers, the Forward Purchasers and the Forward Sellers promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Permitted Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Delivery Period as a result of which the Prospectus, the General Disclosure Package or any Permitted Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the General Disclosure Package or any such Permitted Free Writing Prospectus is delivered to a purchaser, not misleading; and (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, the Company will use its reasonable best efforts to obtain as soon as possible the withdrawal thereof.

(e)             If, after the date hereof and during the Delivery Period, either (i) any event shall occur or condition shall exist as a result of which any of the General Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the General Disclosure Package to comply with law, the Company will promptly notify the Managers, the Forward Purchasers and the Forward Sellers thereof and forthwith prepare and, subject to Section 6(c), file with the Commission (to the extent required) and furnish to the Managers, the Forward Purchasers and the Forward Sellers, such amendments or supplements to the General Disclosure Package (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the General Disclosure Package as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances under which they were made, be misleading or so that any of the General Disclosure Package will comply with law.

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(f)             The Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Managers, the Forward Purchasers or the Forward Sellers shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)             The Company will make generally available to the holders of the Shares and the Managers, the Forward Purchasers and the Forward Sellers as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158 under the Securities Act) of the Registration Statement.

(h)             The Company shall pay all expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, including, without limitation: (i) costs, expenses, fees and taxes in connection with the preparation and filing of the Registration Statement, the Basic Prospectus, the Prospectus, the Prospectus Supplement, each Permitted Free Writing Prospectus, if any, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Managers, the Forward Purchasers and the Forward Sellers (including costs of mailing and shipment), (ii) costs, expenses, fees and taxes in connection with the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares, (iii) costs, expenses, fees and taxes in connection with the producing, word processing and/or printing of this Agreement, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Managers (including costs of mailing and shipment), (iv) costs, expenses, fees and taxes in connection with the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state or foreign law (including the reasonable legal fees and filing fees and other disbursements of U.S. or other foreign counsel for the Managers, the Forward Purchasers and the Forward Sellers) and the printing and furnishing of copies of any blue sky surveys, (v) costs, expenses, fees and taxes in connection with the listing of the Shares on the Exchange, (vi) costs, expenses, fees and taxes in connection with any filing with, and any review of the public offering of the Shares by, FINRA, including the reasonable and documented legal fees and other reasonable and documented disbursements of counsel for the Managers relating to FINRA matters; provided that the Company shall not be obligated to pay more than $5,000 of any such fees and disbursements pursuant to this clause (vi), and (vii) the fees and disbursements of the Company’s counsel and the Company’s accountants. Except as set forth in this Section 6 and Section 8, the Managers, the Forward Purchasers and the Forward Sellers will pay all of their other out-of-pocket costs and expenses incurred in connection with entering into the Transaction Documents and the transactions contemplated thereby, including, without limitation, any travel and similar expenses, whether or not the transactions contemplated thereby are consummated or any such Transaction Document is terminated.

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(i)             If the third anniversary of the initial effective date of the Registration Statement occurs before all the Shares have been sold and this Agreement remains in full force and effect, prior to such third anniversary, the Company will file, subject to Section 6(a), a new shelf registration statement and will take any other action necessary to permit the public offering of the Shares to continue without interruption (whereupon references herein to the Registration Statement shall include such new registration statement declared effective by the Commission).

(j)             The Company will use its commercially reasonable efforts to cause the Shares to be listed for trading on the Exchange and to maintain such listing.

(k)             Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than a prospectus supplement relating solely to the offering of Shelf Securities other than the Shares) or (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K or definitive proxy statement) (such commencement date (and any such recommencement date, if applicable) and each such date referred to in clauses (i) and (ii) above, a “Representation Date”), the Company will furnish or cause to be furnished to the Managers, the Forward Purchasers and the Forward Sellers forthwith a certificate dated and delivered as of such date, in form reasonably satisfactory to the Managers, the Forward Purchasers and the Forward Sellers, to the effect that the statements contained in the certificate referred to in Section 5(b) are true and correct at the time of such commencement, recommencement, amendment, supplement or filing, as the case may be, as though made at and as of such time modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

(l)             On each Representation Date, the Company will cause to be furnished to the Managers, the Forward Purchasers and the Forward Sellers, dated as of such date, in form and substance reasonably satisfactory to the Managers, the Forward Purchasers and the Forward Sellers, the letters described in Section 5(c) and Section 5(d), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letters.

(m)             If the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Common Stock, it shall promptly notify the Managers, the Forward Purchasers and the Forward Sellers, and sales of the Shares under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the commercially reasonable judgment of each party.

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(n)             The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares by the Company pursuant to this Agreement shall be effected only by or through one Manager, Forward Purchaser or Forward Seller on any business day.

(o)             Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder) and each time that (i) the Registration Statement or the Prospectus is amended or supplemented to include additional financial information, (ii) the Company files an Annual Report on Form 10-K or Quarterly Report on Form 10-Q, (iii) the Company files an Earnings 8-K, (iv) there is filed with the Commission any document (other than an Annual Report on Form 10-K or Quarterly Report on Form 10-Q) incorporated by reference into the Prospectus which contains additional or amended financial information or (v) on such other dates as may be reasonably requested by the Managers, the Forward Purchasers or the Forward Sellers, Deloitte & Touche LLP, or other independent accountants, shall deliver to the Managers, the Forward Purchasers and the Forward Sellers the comfort letter described in Section 5(e), as applicable.

(p)             The obligations of any party contained in Section 6(k), Section 6(l) and Section 6(o) may be satisfied by delivery on an alternative date, in which case the certificates, opinions and letters required pursuant to such sections may be dated as of such alternative date; provided that such alternative date shall be mutually agreed upon by the Company and the Managers, the Forward Purchasers and the Forward Sellers, if applicable.

(q)             The obligation to deliver or cause to be delivered the documents referred to in Section 6(k), Section 6(l) and Section 6(o) shall be waived for any Representation Date occurring at a time at which no instruction by the Company to any Manager to sell Shares under this Agreement is in effect, which waiver shall continue until the earlier to occur of the date the Company delivers an instruction to any Manager to sell Shares pursuant to Section 2(a) (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date for which no such waiver is made; provided, however, that the Company may elect, in its sole discretion, to deliver or cause to be delivered the documents referred to in Section 6(k), Section 6(l) and Section 6(o) and thereby satisfy its obligations hereunder, notwithstanding the fact that no instruction by the Company to the Managers to sell Shares under this Agreement is in effect. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Representation Date when the Company relied on such waiver and did not deliver or cause to be delivered the documents referred to in Section 6(k), Section 6(l) and Section 6(o), then before the Company delivers an instruction pursuant to Section 2(a) or any Manager sells any Shares, the Company shall deliver or cause to be delivered documents of the same tenor as those referred to in Section 5(b), Section 5(c), Section 5(d) and Section 5(e).

(r)             The Company will comply with the Due Diligence Protocol attached hereto on Schedule III and any other due diligence review or call reasonably requested by any Manager, Forward Purchaser or Forward Seller.

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(s)             The Company will reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy its obligations hereunder.

(t)             The Company consents to the Managers, the Forward Purchasers and the Forward Sellers trading in the Common Stock for each Manager’s, each Forward Purchaser’s and each Forward Seller’s own accounts, respectively, and for the account of their respective clients at the same time as sales of the Shares occur pursuant to this Agreement.

(u)             The Company agrees that each acceptance by the Company of an offer to purchase the Shares hereunder shall be deemed to be an affirmation to the Managers, the Forward Purchasers and the Forward Sellers that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Time of Sale and the Settlement Date for the Shares relating to such acceptance as though made at and as of each of such dates (except (i) that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares and (ii) to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date).

(v)             At any time that sales of the Shares have been made but not settled, or the Company has outstanding with a Manager any instructions to sell the Shares but such instructions have not been fulfilled or cancelled or has outstanding with a Forward Purchaser and a Forward Seller any Forward Placement Notice with respect to which a Forward Hedge Selling Period is continuing, without (a) giving such Manager, Forward Purchaser or Forward Seller at least two (2) business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (b) such Manager, Forward Purchaser or Forward Seller suspending activity under this program for such period of time as requested by the Company or as deemed appropriate by such Manager, Forward Purchaser or Forward Seller in light of the proposed sale, the Company shall not, and the Company shall not publicly disclose an intention to, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or permit the registration under the Securities Act of any shares of Common Stock, except for (i) the registration of the Shares and any sales through the Managers, the Forward Purchasers and the Forward Sellers pursuant to this Agreement or any Forward Contract, (ii) the issuance of any shares of Common Stock upon settlement or termination of any Forward Contract during the Delivery Period, (iii) the issuance of shares of Common Stock pursuant to the conversion or exchange of convertible or exchangeable securities, the exercise of warrants or options (including through net exercise) or the settlement of restricted stock units (including through net settlement) or the conversion, exchange, exercise or settlement of other stock-based awards, in each case outstanding on the date of this Agreement and issued pursuant to a plan described in the Prospectus, (iv) the grant of stock options, restricted stock, restricted stock units, or other equity-based awards and the issuance of shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock (whether upon the exercise of stock options, settlement of restricted stock units or otherwise) to employees, officers, directors, advisors, or consultants of the Company and its subsidiaries pursuant to the Company’s existing equity compensation plan in effect as of the date hereof and described in the Prospectus or any assumed benefit plan pursuant to an acquisition or similar strategic transaction, (v) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any of the Company’s existing equity incentive and compensation plans, its savings plan and its direct stock purchase and dividend reinvestment plan or any assumed benefit plan pursuant to an acquisition or similar strategic transaction, (vi) the issuance and sale of shares of Common Stock (whether pursuant to physical settlement, net share settlement or the provisions relating to acceleration events) pursuant to forward sale agreements entered into by the Company prior to the date hereof and described in the General Disclosure Package or (vii) the issuance of shares of Common Stock upon conversion of the Company’s convertible notes described in the General Disclosure Package.

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(w)             The Company will not, under any circumstances, (i) cause or request the offer or sale of any Shares if, after giving effect to the sale of such Shares, the aggregate gross sales price of the Shares sold pursuant to this Agreement would exceed the lesser of (A) $500,000,000, (B) the amount available for offer and sale under the currently effective Registration Statement, or (C) the amount authorized from time to time to be issued and sold under this Agreement by the Board of Directors of the Company or a duly authorized committee thereof or (ii) cause or request the offer or sale of any Shares pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Board of Directors of the Company or a duly authorized committee thereof and notified to a Manager or a Forward Seller, as applicable, in writing.

7.             Covenants of the Managers, the Forward Purchasers and the Forward Sellers. Each Manager, Forward Purchaser and Forward Seller covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of any Manager, Forward Purchaser or Forward Seller that otherwise would not be required to be filed by the Company thereunder, but for the action of such Manager, Forward Purchaser or Forward Seller.

8.             Indemnity and Contribution.

(a)             Indemnification of the Managers, Forward Purchasers and Forward Sellers. The Company will indemnify and hold harmless each Manager, each Forward Seller and each Forward Purchaser and their respective directors, officers and affiliates and each person, if any, who controls any Manager, any Forward Seller or any Forward Purchaser within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which such Manager, such Forward Seller, such Forward Purchaser, such directors and officers or such controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement, the General Disclosure Package, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Manager, each Forward Seller and each Forward Purchaser, and their respective directors, officers and affiliates and each of their respective controlling persons for any legal or other expenses reasonably incurred by such Manager, such Forward Seller, such Forward Purchaser, such directors, officers and affiliates or such controlling person, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished by any Manager, any Forward Seller or any Forward Purchaser through the Managers to the Company specifically for use therein, which information consists solely of the information specified in Section 8(b). This indemnity agreement will be in addition to any liability that the Company may otherwise have.

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(b)             Indemnification of the Company. Each Manager will severally and not jointly indemnify and hold harmless the Company, each Forward Seller, each Forward Purchaser and each of their respective directors, officers who have signed the Registration Statement, and each person, if any, who controls the Company, any Forward Seller or any Forward Purchaser, within the meaning of the Securities Act, against any losses, claims, damages or liabilities to which the Company, such Forward Seller or such Forward Purchaser or any such director, officer or controlling person of theirs may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement, the General Disclosure Package, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company, such Forward Seller or such Forward Purchaser by such Manager specifically for use therein, and will reimburse any legal or other expenses reasonably incurred, as incurred, by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability that such Manager may otherwise have. The Company, each Forward Seller and each Forward Purchaser acknowledge that (i) the Managers’, the Forward Purchasers’ and the Forward Sellers’ names and (ii) the statements set forth in the third sentence of the second paragraph under the heading “Plan of Distribution (Conflicts of Interest)” in the Prospectus constitute the only information furnished in writing by or on behalf of the several Managers for inclusion in the Registration Statement, the Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement, the General Disclosure Package, and any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or any amendment or supplement thereto.

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(c)             Notices. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under Section 8(a) or Section 8(b) except to the extent that it has been materially prejudiced (including through the forfeiture of substantive rights or defenses) by such failure; provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under Section 8(a) or Section 8(b). In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, without the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its assumption of the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable and documented fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (and any local counsel) for all such indemnified parties. Such firm shall be designated in writing by the Managers, the Forward Sellers or the Forward Purchasers, as applicable, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). An indemnifying party shall not be liable for any settlement of a claim or action effected without its written consent, which shall not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified parties, which consent shall not be unreasonably withheld, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include any findings of fact or admissions of fault or culpability as to the indemnified parties.

32

(d)             Contribution; Limitation on Liability. If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party for any loss, claim, damage, liability or action described in Section 8(a) or Section 8(b), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 8(a) or Section 8(b) on the following basis: (i) if such loss, claim, damage, liability or action arises under Section 8(a), then (A) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Managers, the Forward Sellers and the Forward Purchasers, as the case may be, in connection with the offering of the Shares or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (A) above but also the relative fault of the Company, the Managers, the Forward Sellers and the Forward Purchasers, as the case may be, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations; and (ii) if such loss, claim, damage, liability or action arises under Section 8(b), then in such proportion as is appropriate to reflect the relative faults of the Company, the Managers, the Forward Sellers and the Forward Purchasers in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. For purposes of clause (i) above, the relative benefits received by the Company, the Managers, the Forward Purchasers and the Forward Sellers shall be equal to (a) in the case of the Company, the sum of (x) the Actual Sold Forward Amount for each Forward under this Agreement, multiplied by the Volume-Weighted Hedge Price for such Forward, and (y) the total net proceeds from the offering of the Issuance Shares sold by the Managers under this Agreement (before deducting expenses) received by the Company, (b) in the case of a Manager, the total commissions received from the sale of Issuance Shares under this Agreement, (c) in the case of a Forward Seller, the Actual Sold Forward Amount for each Forward under this Agreement, multiplied by the Forward Hedge Selling Commission for such Forward, and (d) in the case of a Forward Purchaser, the net Spread (as such term is defined in the relevant Forward Contract and net of any related stock borrow costs or other costs or expenses actually incurred) multiplied by the Forward Hedge Amount for each Forward Contract executed in connection with this Agreement. For purposes of clause (i) and clause (ii) above, the relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Managers, the Forward Sellers or the Forward Purchasers, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, each of the Managers, each of the Forward Sellers and each of the Forward Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Managers, the Forward Purchasers and/or the Forward Sellers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim that is the subject of this Section 8(d). Notwithstanding the provisions of this Section 8(d), by reason of such untrue or alleged untrue statement or omission or alleged omission, (i) no Manager shall be required to contribute any amount in excess of the amount by which the total price at which the Issuance Shares sold by it were offered to the public exceeds the amount of any damages that such Manager has otherwise been required to pay, (ii) no Forward Seller shall be required to contribute any amount in excess of the aggregate Forward Hedge Selling Commissions received by it under this Agreement and (iii) no Forward Purchaser shall be required to contribute any amount in excess of the net Spread (as such term is defined in the relevant Forward Contract and net of any related stock borrow costs or other costs or expenses actually incurred) multiplied by the Forward Hedge Amount for all Forward Contracts executed in connection with this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Managers’ obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

33

9.             Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

10.             Termination.

(a)             The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party, except that (i) with respect to any pending sale through any Manager or Forward Seller for the Company, the obligations of the Company, including, but not limited to, its obligations under Section 4, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Section 1 and Section 8 shall remain in full force and effect notwithstanding such termination.

(b)             The Managers, the Forward Purchasers and the Forward Sellers shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in their sole discretion at any time. Any such termination pursuant to this Section 10 shall be without liability of any party to any other party except that (i) with respect to any pending sale through a Manager or a Forward Seller for the Company, the obligations of the Company, including, but not limited to, its obligations under Section 4, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Section 1 and Section 8 shall remain in full force and effect notwithstanding such termination.

(c)             This Agreement shall remain in full force and effect until and unless terminated pursuant to Section 10(a) or Section 10(b) or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement or pursuant to Section 10(a) or Section 10(b) shall in all cases be deemed to provide that Section 1 and Section 8 shall remain in full force and effect.

(d)             Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Managers, the Forward Purchasers and the Forward Sellers or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 4.

34

(e)             Unless earlier terminated pursuant to this Section 10, this Agreement shall automatically terminate upon the issuance and sale of all of the Shares through the Managers, the Forward Purchasers and the Forward Sellers on the terms and subject to the conditions set forth herein with an aggregate gross sales price equal to $500,000,000.

(f)             The indemnity and contribution provisions contained in Section 8 and the representations, warranties and other statements of the Company, the Managers, the Forward Purchasers and the Forward Sellers contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Manager, Forward Purchaser or Forward Seller, any person controlling any Manager, Forward Purchaser or Forward Seller or any affiliate of any Manager, Forward Purchaser or Forward Seller or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

11.             Entire Agreement.

(a)             This Agreement represents the entire agreement between the Company and the Managers, the Forward Purchasers and the Forward Sellers with respect to the preparation of any Registration Statement, the Prospectus Supplement or the Prospectus, the conduct of the offering and the sale and distribution of the Shares.

(b)             The Company acknowledges that in connection with the offering of the Shares: (i) the Managers, the Forward Purchasers and the Forward Sellers have acted and will act at arm’s length and owe no fiduciary duties to the Company or any other person, (ii) the Managers, the Forward Purchasers and the Forward Sellers owe the Company only those duties and obligations set forth in this Agreement, the other Transaction Documents, any contemporaneous written agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Managers, the Forward Purchasers and the Forward Sellers may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Managers, the Forward Purchasers and the Forward Sellers arising from an alleged breach of fiduciary duty in connection with the sale and distribution of the Shares.

12.             Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. The words “execution”, “executed”, “signed”, “signature”, and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

35

13.             Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

14.             Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

15.             Recognition of the U.S. Special Resolution Regimes.

(a)             In the event that a Manager, a Forward Purchaser, or a Forward Seller that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such party that is a Covered Entity of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)             In the event that a Manager, a Forward Purchaser, or a Forward Seller is a Covered Entity or a BHC Act Affiliate of the Manager, the Forward Purchaser, or the Forward Seller that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, any Default Rights under this Agreement that may be exercised against such party that is a Covered Entity are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)             For purposes of this Section 15 a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k) or 1813(w), as applicable. “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

36

16.             Notices. All communications hereunder shall be in writing and effective only upon receipt. Notices to the Managers shall be given: to BMO Capital Markets Corp., Equity-Linked Capital Markets, 151 West 42nd Street, 32nd Floor, New York, New York 10036, Attention: Equity Syndicate Department, Telephone: (800) 414-3627, with a copy to BMO Capital Markets Corp., Legal Department, 151 West 42nd Street, 32nd Floor, New York, New York 10036, Email: Brad.Pavelka@bmo.com; Jeff.Brunswick@bmo.com; EunSu.Chang@bmo.com; Bradley.Simon@bmo.com; to BTIG, LLC, 65 East 55th Street, New York, New York 10022, Attention: Equity Capital Markets, Email: BTIGUSATMTrading@btig.com; mpassaro@btig.com, with a copy to BTIG, LLC, 350 Bush Street, San Francisco, California 94104, Attention: General Counsel and Chief Compliance Officer, Email: BTIGcompliance@btig.com and IBLegal@btig.com; to Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, Facsimile: (646) 291-1469, with a copy to matthew.t.morris@citi.com; to Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, Facsimile: (212) 507-1554; to RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor, New York, New York 10281, Attention: Equity Syndicate, TJ Opladen, Email: tj.opladen@rbccm.com, Facsimile: (212) 428-6260; to Scotia Capital (USA) Inc., 250 Vesey Street, 24th Floor, New York, New York 10281, Attention: US ECM, Email: US.ECM@scotiabank.com; US.Legal@scotiabank.com; to TD Securities (USA) LLC, 1 Vanderbilt Avenue, New York, NY 10017, Attention: Equity Capital Markets, Email: TDS_ATM@tdsecurities.com; and to Truist Securities, Inc., 50 Hudson Yards, 70th Floor, New York, New York 10001, Attention: Equity Capital Markets, Email: dl.atm.offering@truist.com, with a copy to keith.carpenter@truist.com and geoff.fennel@truist.com. Notices to the Forward Purchasers shall be given: to Bank of Montreal, 55 Bloor Street West, 18th Floor, Toronto, Ontario M4W 1A5, Canada, Attention: Manager, Derivatives Operations, Fax: (416) 552-7904, Telephone: (416) 552-4177, with a copy to Bank of Montreal, 100 King Street West, 20th Floor, Toronto, Ontario M5X 1A1, Canada, Attention: Associate General Counsel & Managing Director, Derivatives Legal Group, Fax: (416) 956-2318; to Citibank, N.A., 390 Greenwich Street, New York, New York 10013, Attention: Eric Natelson; Theodore Finkelstein; Bianca Gotuaco, Email: eric.natelson@citi.com; theodore.finkelstein@citi.com; bianca.gotuaco@citi.com; eq.us.corporates.middle.office@citi.com; eq.us.ses.notifications@citi.com, Telephone: (212) 723-7310; (212)-723-1693; (212)-723-1132; to Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, Facsimile: (212) 507-1554; to Nomura Global Financial Products, Inc., 309 West 49th Street, New York, New York 10019, Attention: Structured Equity Solutions, Email: cedamericas@nomura.com, with a copy to Nomura Global Financial Products, Inc., 309 West 49th Street, New York, New York 10019, Attention: Equities Legal, Email: nyequitieslegal@nomura.com, and to BTIG, LLC, at the notice address for BTIG, LLC provided above; to Royal Bank of Canada, Brookfield Place, 200 Vesey Street, 8th Floor, New York, New York 10281, Attention: ECM, TJ Opladen, Email: tj.opladen@rbccm.com, Fax: (212) 428-6260; to The Bank of Nova Scotia, 44 King Street West, Toronto, Ontario, Canada M5H 1H1, c/o Scotia Capital (USA) Inc., as Manager, 250 Vesey Street, 24th Floor, New York, New York 10281, Attention: US Equity Derivatives, Email: john.kelly@scotiabank.com; iris.gu@scotiabank.com; BNSEquityConfirmations@scotiabank.com, Telephone: (212) 225-6664; (212) 225-6958; to The Toronto-Dominion Bank, c/o TD Securities (USA) LLC, 1 Vanderbilt Avenue, New York, NY 10017, Attention: Global Equity Derivatives, Email: tdusa-gedusinvestorsolutionssales@tdsecurities.com and TDS_ATM@tdsecurities.com; and to Truist Bank, 50 Hudson Yards, 70th Floor, New York, New York 10001, Attention: Equity Capital Markets, Email: dl.atm.offering@truist.com, with a copy to michael.collins@truist.com, keith.carpenter@truist.com and geoff.fennel@truist.com. Notices to the Forward Sellers shall be given: to BMO Capital Markets Corp., Equity-Linked Capital Markets, 151 West 42nd Street, 32nd Floor, New York, New York 10036, Attention: Equity Syndicate Department, Telephone: (800) 414-3627, with a copy to BMO Capital Markets Corp., Legal Department, 151 West 42nd Street, 32nd Floor, New York, New York 10036; to BTIG, LLC, 65 East 55th Street, New York, New York 10022, Attention: Equity Capital Markets, Email: BTIGUSATMTrading@btig.com, with a copy to BTIG, LLC, 350 Bush Street, San Francisco, California 94104, Attention: General Counsel and Chief Compliance Officer, Email: BTIGcompliance@btig.com and IBLegal@btig.com; to Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: Matthew T. Morris; Paul Dhaliwal; Walter Westhoff, Email: matthew.t.morris@citi.com; paul.dhaliwal@citi.com; walter.westhoff@citi.com; setg.origination@citi.com; to Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, Facsimile: (212) 507-1554; to Nomura Securities International, Inc., 309 West 49th Street, New York, New York 10019, Attention: Structured Equity Solutions, Email: atmexecution@nomura.com, with a copy to Nomura Securities International, Inc., 309 West 49th Street, New York, New York 10019, Attention: Equities Legal, Email: nyequitieslegal@nomura.com, and to BTIG, LLC as agent of the Forward Seller, at the notice address for BTIG, LLC provided above; to RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor, New York, New York 10281, Attention: Equity Syndicate, TJ Opladen, Email: tj.opladen@rbccm.com, Facsimile: (212) 428-6260; to Scotia Capital (USA) Inc., 250 Vesey Street, 24th Floor, New York, New York 10281, Attention: US ECM, Email: US.ECM@scotiabank.com; US.Legal@scotiabank.com; to TD Securities (USA) LLC, 1 Vanderbilt Avenue, New York, NY 10017, Attention: Equity Capital Markets, Email: TDS_ATM@tdsecurities.com; and to Truist Securities, Inc., 50 Hudson Yards, 70th Floor, New York, New York 10001, Attention: Equity Capital Markets, Email: dl.atm.offering@truist.com, with a copy to keith.carpenter@truist.com and geoff.fennel@truist.com. Notices to the Company shall be given to: Pinnacle West Capital Corporation, 400 North Fifth Street, Mail Station 9040, Phoenix, AZ 85004, Email: Chris.Bauer@pinnaclewest.com, Attention: Treasurer.

{Signature pages follow}

37

Very truly yours,

PINNACLE WEST CAPITAL CORPORATION

By:	/s/ Chris R. Bauer
	Name:	Chris R. Bauer
	Title:	Vice President and Treasurer

{Signature Page to Equity Distribution Agreement}

Accepted as of the date first written above

BANK OF MONTREAL,
as Forward Purchaser

By:	/s/ Brian Riley
Name:	Brian Riley
Title:	Managing Director

{Signature Page to Equity Distribution Agreement}

BMO CAPITAL MARKETS CORP.,
as Manager and Forward Seller

By:	/s/ Brad Pavelka
Name:	Brad Pavelka
Title:	Managing Director

{Signature Page to Equity Distribution Agreement}

BTIG, LLC,
as Manager

By:	/s/ Mike Passaro
Name:	Mike Passaro
Title:	Head of Capital Markets

{Signature Page to Equity Distribution Agreement}

CITIBANK, N.A.,
as Forward Purchaser

By:	/s/ Eric Natelson
Name:	Eric Natelson
Title:	Authorized Signatory

{Signature Page to Equity Distribution Agreement}

CITIGROUP GLOBAL MARKETS INC.,
as Manager and Forward Seller

By:	/s/ Steve Cohen
Name:	Steve Cohen
Title:	Authorized Signatory / Vice President

{Signature Page to Equity Distribution Agreement}

MORGAN STANLEY & CO. LLC,
as Manager and Forward Seller

By:	/s/ Daniel McCullough
Name:	Daniel McCullough
Title:	Executive Director

{Signature Page to Equity Distribution Agreement}

MORGAN STANLEY & CO. LLC,
as Forward Purchaser

By:	/s/ Ellen Weinstein
Name:	Ellen Weinstein
Title:	Managing Director

{Signature Page to Equity Distribution Agreement}

NOMURA GLOBAL FINANCIAL PRODUCTS, INC.,
as Forward Purchaser

By:	/s/ Jeffrey Petillo
Name:	Jeffrey Petillo
Title:	Authorized Representative

{Signature Page to Equity Distribution Agreement}

NOMURA SECURITIES INTERNATIONAL, INC.,
(acting through BTIG, LLC as agent)
as Forward Seller

By:	/s/ Jason Eisenhauer
Name:	Jason Eisenhauer
Title:	Managing Director

{Signature Page to Equity Distribution Agreement}

ROYAL BANK OF CANADA,
as Forward Purchaser

By:	/s/ Chris Amery
Name:	Chris Amery
Title:	Managing Director

{Signature Page to Equity Distribution Agreement}

RBC CAPITAL MARKETS, LLC,
as Manager and Forward Seller

By:	/s/ Patrick Hamer
Name:	Patrick Hamer
Title:	Managing Director

{Signature Page to Equity Distribution Agreement}

THE BANK OF NOVA SCOTIA,
as Forward Purchaser

By:	/s/ Tim Mann
Name:	Tim Mann
Title:	Managing Director

{Signature Page to Equity Distribution Agreement}

SCOTIA CAPITAL (USA) INC.,
as Manager and Forward Seller

By:	/s/ Tim Mann
Name:	Tim Mann
Title:	Managing Director

{Signature Page to Equity Distribution Agreement}

THE TORONTO-DOMINION BANK,
as Forward Purchaser

By:	/s/ Igor Biselman
Name:	Igor Biselman
Title:	Managing Director

{Signature Page to Equity Distribution Agreement}

TD SECURITIES (USA) LLC,
as Manager and Forward Seller

By:	/s/ Michael Murphy
Name:	Michael Murphy
Title:	Managing Director

{Signature Page to Equity Distribution Agreement}

TRUIST BANK,
as Forward Purchaser

By:	/s/ Rakesh Mangat
Name:	Rakesh Mangat
Title:	Managing Director

{Signature Page to Equity Distribution Agreement}

TRUIST SECURITIES, INC.,
as Manager and Forward Seller

By:	/s/ Geoffrey Fennel
Name:	Geoffrey Fennel
Title:	Director

{Signature Page to Equity Distribution Agreement}

SCHEDULE I

Permitted Free Writing Prospectuses

None.

I-1

SCHEDULE II

Authorized Individuals for Placement Notices and Acceptances

1.             Chris Bauer, Vice President, Treasurer, email: Chris.Bauer@pinnaclewest.com

2.             Ashlee Murphy, Assistant Treasurer, email: Ashlee.Murphy@aps.com

II-1

SCHEDULE III

Due Diligence Protocol

Set forth below are guidelines for use by the Company and the Managers, the Forward Purchasers and the Forward Sellers in connection with the Managers’, the Forward Purchasers’ and the Forward Sellers’ continuous due diligence efforts in connection with the sale and distribution of the Shares pursuant to this Agreement. For the avoidance of doubt, the Company has agreed that no sales under this Agreement will be requested or made at any time the Company is in possession of material non-public information with respect to the Company.

1.	On or immediately prior to each Representation Date (or such alternative date as may be chosen pursuant to Section 6(p) of this Agreement), if the obligation to deliver or cause to be delivered the documents referred to in Section 6(k), Section 6(l) and Section 6(o) of this Agreement has not been waived for such Representation Date in accordance with Section 6(q), in addition to the documents provided pursuant to Section 6(k), Section 6(l) and Section 6(o) of this Agreement, the Managers, the Forward Purchasers and the Forward Sellers expect to conduct a due diligence call with the appropriate business, financial and legal representatives of the Company.

2.	Subject to Section 6(r) of this Agreement, promptly after the Company files an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q (including any date on which an amendment to any such document is filed), the Managers, the Forward Purchasers and the Forward Sellers expect to conduct a due diligence call with the appropriate business, financial, accounting and legal representatives of the Company, and the Company shall provide the certificate referred to in Section 5(b) of this Agreement.

3.	In the event that the Company requests any Manager or Forward Seller to sell on any one Trading Day an amount of Issuance Shares or Forward Hedge Shares, respectively, that would be equal to or greater than 20% of the average daily trading volume (calculated based on the most recent three completed Trading Days) of the Company’s common stock, such Manager or Forward Seller expects to conduct a due diligence call with the appropriate business, financial, accounting and legal representatives of the Company, and the Company shall provide the certificate referred to in Section 5(b) of this Agreement.

The foregoing is an expression of current intent only, and shall not in any manner limit the Managers’, the Forward Purchasers’ or the Forward Sellers’ rights under this Agreement, including the right to require such additional due diligence procedures as the Managers, the Forward Purchasers and the Forward Sellers may reasonably request pursuant to this Agreement.

III-1

Exhibit A

{Letterhead of the intended Manager}

{●}, 20{●}

{Address of Recipient}

Attention: {●}

VIA ELECTRONIC MAIL

TRANSACTION CONFIRMATION

Dear {●}:

This Confirmation sets forth the terms of the agreement of {●} (the “Manager”) with Pinnacle West Capital Corporation (the “Company”) relating to the sale of shares of the Company’s common stock, no par value, having an aggregate gross sales price of up to $500,000,000 pursuant to the Equity Distribution Agreement between the Company and the Managers, Forward Purchasers and Forward Sellers set forth therein, dated August 4, 2026 (the “Agreement”). Unless otherwise defined below, capitalized terms used but not defined herein shall have the respective meanings set forth in the Agreement.

By countersigning or otherwise indicating in writing the Company’s acceptance of this Confirmation (an “Acceptance”), the Company shall have agreed with the Manager executing this Transaction Confirmation to engage in the following transaction:

{Number of Issuance Shares to be sold}
{Aggregate Gross Price of Issuance Shares to be sold}:	{ }

Minimum price at which Issuance Shares may be sold:	{ }

Date(s) on which Issuance Shares may be sold:	{ }

Compensation to such Manager (if different than the Agreement):	{ }

The transaction set forth in this Confirmation will not be binding on the Company or the Manager unless and until the Company delivers its Acceptance; provided, however, that neither the Company nor the Manager will be bound by the terms of this Confirmation unless the Company delivers its Acceptance by {●} a.m./p.m. (New York time) on {the date hereof}{{●}, 20{●}}.

The transaction, if it becomes binding on the parties, shall be subject to all of the representations, warranties, covenants and other terms and conditions of the Agreement, except to the extent amended or modified hereby, all of which are expressly incorporated herein by reference. Each of the representations and warranties set forth in the Agreement shall be deemed to have been made at and as of every Time of Sale, every Settlement Date and every Representation Date.

If the foregoing conforms to your understanding of our agreement, please so indicate your Acceptance by signing below.

A-1

Very truly yours,

{MANAGER}

By:
Name:
Title:

ACCEPTED as of the date first above written

PINNACLE WEST CAPITAL CORPORATION

By:
Name:
Title:

A-2

Exhibit B

FORM OF FORWARD PLACEMENT NOTICE

{●}, 20{●}

{Forward Purchaser}

{Address}

Attention: {●}

{Forward Seller}

{Address}

Attention: {●}

Reference is made to the Equity Distribution Agreement, dated August 4, 2026 (the “Agreement”), among Pinnacle West Capital Corporation (the “Company”), {●} (in its capacity as agent for the Company in connection with the issuance and sale of any Issuance Shares), {●} (in its capacity as counterparty under any Forward Contract), and {●} (in its capacity as agent for the applicable Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares). Capitalized terms used herein without definition shall have the respective meanings assigned thereto in the Agreement. This Forward Placement Notice relates to a “Forward”. The Company confirms that all conditions to the delivery of this Forward Placement Notice are satisfied as of the date hereof.

The Company confirms that it has not declared and will not declare any dividend, or caused or cause there to be any distribution, on the Common Stock if the ex-dividend date or ex-date, as applicable, for such dividend or distribution will occur during the period from, but excluding, the first scheduled Trading Day of the related Forward Hedge Selling Period to, and including, the last scheduled Trading Day of such Forward Hedge Selling Period.

Effective Date of Delivery of Forward Placement Notice (determined pursuant to Section 2(b) of the Agreement): {                                            }

Number of Days in Forward Hedge Selling Period:	{}

First Date of Forward Hedge Selling Period:	{}

Last Date of Forward Hedge Selling Period:	{}

Forward Hedge Settlement Date(s):	{}

Forward Hedge Amount:	${}

Forward Hedge Selling Commission Rate:	{}%

B-1

Forward Price Reduction Dates:	Forward Price Reduction Amounts:
{Trade Date}	${}
{}	${}
{}	${}
{}	${}
{Thereafter}	${}

Term:	{} {Month/Years}

Specified Borrow Rate:	{} basis points

Maximum Specified Borrow Rate:	{} basis points

Notice Settlement Number:	{}

Minimum price (Adjustable by Company during the Forward Hedge Selling Period, and in no event less than ${1.00} without your prior written consent, which consent may be withheld in your sole discretion): ${} per share

Comments: {}

PINNACLE WEST CAPITAL CORPORATION

By:
Name:
Title:

B-2

Exhibit C

FORM OF MASTER FORWARD CONFIRMATION

See attached.

C-1

August 4, 2026

To:	Pinnacle West Capital Corporation
400 North Fifth Street, Mail Station 9040
Phoenix, Arizona 85004
Email: paul.mountain@pinnaclewest.com
Attention: Paul Mountain, VP, Finance and Treasurer

[From:	Bank of Montreal
55 Bloor Street West, 18th Floor
Toronto, Ontario, M4W 1A5, Canada][1]

[From:	Citibank, N.A.
Strategic Equity Solutions
390 Greenwich Street
New York, New York 10013][2]

[From:	Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036-8293][3]

[From:	Nomura Global Financial Products, Inc.
309 West 49th Street
New York, New York 10019][4]

[From:	Royal Bank of Canada
c/o RBC Capital Markets, LLC, as Agent
Brookfield Place
200 Vesey Street
New York, NY 10281-1021
Telephone: (212) 858-7000][5]

[From:	The Bank of Nova Scotia
44 King Street West
Toronto, Ontario, Canada M5H 1H1][6]

[From:	The Toronto-Dominion Bank
c/o TD Securities (USA) LLC, as Agent
1 Vanderbilt Avenue
New York, NY 10017][7]

[From:	Truist Bank
50 Hudson Yards, 70th Floor
New York, New York 10001
Attn: Equity Capital Markets][8]

[1]	Insert for BMO.
[2]	Insert for Citi.
[3]	Insert for MS.
[4]	Insert for Nomura.
[5]	Insert for RBC.
[6]	Insert for Scotia.
[7]	Insert for TD.

[8]	Insert for Truist.

1

Ladies and Gentlemen:

The purpose of this letter agreement (this “Master Forward Confirmation”) is to confirm the terms and conditions of certain transactions to be entered into from time to time between Party A and Party B in accordance with the terms of the Equity Distribution Agreement, dated as of August 4, 2026, among Party B; BMO Capital Markets Corp., BTIG, LLC, Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, Scotia Capital (USA) Inc., TD Securities (USA) LLC and Truist Securities, Inc., as Managers; Bank of Montreal, Citibank, N.A., Morgan Stanley & Co. LLC, Nomura Global Financial Products, Inc., Royal Bank of Canada, The Bank of Nova Scotia, The Toronto-Dominion Bank and Truist Bank, as Forward Purchasers; and BMO Capital Markets Corp., Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Nomura Securities International, Inc. (acting through BTIG, LLC as agent), RBC Capital Markets, LLC, Scotia Capital (USA) Inc., TD Securities (USA) LLC and Truist Securities, Inc., as Forward Sellers (the “Equity Distribution Agreement”), on one or more Trade Dates specified herein (collectively, the “Transactions” and each, a “Transaction”). This letter agreement constitutes a “Master Forward Confirmation” as referred to in the Equity Distribution Agreement. Each Transaction will be evidenced by a supplemental confirmation (each, a “Supplemental Confirmation,” and each such Supplemental Confirmation, together with this Master Forward Confirmation, a “Confirmation” for purposes of the Agreement specified below) substantially in the form of Exhibit A hereto. [Party A is acting as principal in each Transaction and BMO Capital Markets Corp., its affiliate, is acting as agent for each Transaction solely in connection with Rule 15a-6 of the Exchange Act (as defined herein).]9

1.	The definitions and provisions contained in the 2006 ISDA Definitions (the “2006 Definitions”) and the 2002 ISDA Equity Derivatives Definitions (the “2002 Definitions” and, together with the 2006 Definitions, the “Definitions”), each as published by the International Swaps and Derivatives Association, Inc. (“ISDA”), are incorporated into each Confirmation. In the event of any inconsistency among the Agreement (as defined herein), this Master Forward Confirmation, any Supplemental Confirmation, the 2006 Definitions and the 2002 Definitions, the following will prevail in the order of precedence indicated: (i) such Supplemental Confirmation; (ii) this Master Forward Confirmation; (iii) the 2002 Definitions; (iv) the 2006 Definitions; and (v) the Agreement.

Each Confirmation together with the Agreement shall evidence a complete and binding agreement between Party A and Party B as to the subject matter and terms of the Transaction to which this Master Forward Confirmation and each related Supplemental Confirmation relate, and shall supersede all prior or contemporaneous written or oral communications with respect thereto. Each Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the 2002 ISDA Master Agreement (the “Agreement”) as if Party A and Party B had executed the Agreement in such form on the date hereof (but without any Schedule except for the election of the laws of the State of New York as the governing law (without reference to choice of law doctrine other than Article 5 of the New York General Obligations Law)). The parties hereby agree that no transaction other than the Transactions to which this Master Forward Confirmation, together with each Supplemental Confirmation hereunder, relate shall be governed by the Agreement. For purposes of the 2002 Definitions, each Transaction shall be a Share Forward Transaction.

Party A and Party B each represents to the other, with respect to each Transaction hereunder, that it has entered into such Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other.

[9]	Insert for BMO.

2

2.	The terms of each Transaction to which this Master Forward Confirmation relates are as follows:

General Terms:

Party A:	[Bank of Montreal, represented by BMO Capital Markets Corp. as its agent][10] [Citibank, N.A.][11] [Morgan Stanley & Co. LLC][12] [Nomura Global Financial Products, Inc.][13] [Royal Bank of Canada, represented by RBC Capital Markets, LLC as its agent][14] [The Bank of Nova Scotia][15] [The Toronto-Dominion Bank, represented by TD Securities (USA) LLC as its agent][16] [Truist Bank][17]

Party B:	Pinnacle West Capital Corporation.

Trade Date:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be, subject to the provisions under the heading “Acceleration Events” in Section 3 of this Master Forward Confirmation and the provisions under the heading “Forward Placement Notices” in Section 4 of this Master Forward Confirmation, the last “Trading Day” (as defined in the Equity Distribution Agreement) of the “Forward Hedge Selling Period” (as defined in the Equity Distribution Agreement) for such Transaction.

Effective Date:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the date that is one Settlement Cycle following the Trade Date for such Transaction, or such later date on which the conditions set forth under “Conditions to Effectiveness” in Section 3 of this Master Forward Confirmation shall have been satisfied, subject to the provisions under the heading “Forward Placement Notices” in Section 4 of this Master Forward Confirmation.

Base Amount:	For each Transaction, initially, as specified in the Supplemental Confirmation for such Transaction, to be the number of Shares equal to the “Actual Sold Forward Amount” (as defined in the Equity Distribution Agreement) for the Forward Hedge Selling Period for such Transaction. For each Transaction, on each Settlement Date for such Transaction, the Base Amount for such Transaction shall be reduced (but not below zero) by the relevant number of Settlement Shares for such Settlement Date.

Maturity Date:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the date that follows the Trade Date for such Transaction by the number of days, months or years set forth in the “Forward Placement Notice” (as defined in the Equity Distribution Agreement) for such Transaction, which number of days, months or years shall in no event be less than two (2) months nor more than twenty-four (24) months (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day).

[10]	Insert for BMO.
[11]	Insert for Citi.
[12]	Insert for MS.
[13]	Insert for Nomura.
[14]	Insert for RBC.
[15]	Insert for Scotia.
[16]	Insert for TD.
[17]	Insert for Truist.

3

Forward Price:	For each Transaction, (x) on the Effective Date for such Transaction, the Initial Forward Price for such Transaction, and (y) on any other day, (1) the Forward Price for such Transaction as of the immediately preceding calendar day multiplied by (2) the sum of (i) 1 and (ii) the Daily Rate for such Transaction for such day; provided that on each Forward Price Reduction Date, the Forward Price in effect on such date shall be the Forward Price otherwise in effect on such date, minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

Initial Forward Price:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the product of (i) an amount equal to 1 minus the “Forward Hedge Selling Commission Rate” (as defined in the Equity Distribution Agreement) applicable to such Transaction and (ii) the Volume-Weighted Hedge Price, subject to adjustment as set forth herein.

Volume-Weighted Hedge Price:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the volume-weighted average of the “Sales Prices” (as defined in the Equity Distribution Agreement) per share of “Forward Hedge Shares” (as defined in the Equity Distribution Agreement) sold on each Trading Day of the Forward Hedge Selling Period for such Transaction, as determined by the Calculation Agent; provided that, for the purposes of calculating the Initial Forward Price, each such Sales Price (other than the Sales Price for the last day of the relevant Forward Hedge Selling Period) shall be subject to commercially reasonable adjustment by the Calculation Agent in the same manner as the Forward Price pursuant to the definition thereof during the period from, and including, the date one Settlement Cycle immediately following the first Trading Day of the relevant Forward Hedge Selling Period during which the Forward Hedge Shares in respect of such Transaction are sold to, and including, the Effective Date of such Transaction.

Daily Rate:	For each Transaction and for any day, (i)(A) the Overnight Bank Rate for such day minus (B) the Spread for such Transaction divided by (ii) 365.

Overnight Bank Rate:	For any day, the rate set forth for such day opposite the caption “Overnight bank funding rate”, as such rate is displayed on Bloomberg Screen “OBFR01 <Index> <GO>”, or any successor page; provided that, if no rate appears for a particular day on such page, the rate for the first immediately preceding day for which a rate does so appear shall be used for such day.

Spread:	For each Transaction, as set forth in the Supplemental Confirmation for such Transaction.

4

Forward Price Reduction Dates:	For each Transaction, as specified in Schedule I to the Supplemental Confirmation for such Transaction, to be each date set forth under the heading “Forward Price Reduction Dates” in the Forward Placement Notice for such Transaction.

Forward Price Reduction Amount:	For any Transaction, for each Forward Price Reduction Date for such Transaction, the Forward Price Reduction Amount set forth opposite such date on Schedule I to the Supplemental Confirmation for such Transaction.

Shares:	Common stock, no par value per share, of Party B (also referred to herein as the “Issuer”) (Exchange identifier: “PNW”).

Exchange:	The New York Stock Exchange.

Related Exchange(s):	All Exchanges.

Clearance System:	DTC.

Hedging Party:	Party A.

Calculation Agent:	Party A. Whenever the Calculation Agent is required to act or to exercise judgment in any way with respect to any Transaction hereunder, it will do so in good faith and in a commercially reasonable manner.

Following any determination, adjustment or calculation hereunder by the Calculation Agent, the Calculation Agent will, promptly following written request by Party B, provide to Party B a report (in a commonly used file format for the storage and manipulation of financial data but without disclosing Party A’s confidential or proprietary models or other information that may be confidential, proprietary or subject to contractual, legal or regulatory obligations to not disclose such information) displaying in reasonable detail the basis for such determination, adjustment or calculation, as the case may be.

Following the occurrence and during the continuation of an Event of Default pursuant to Section 5(a)(vii) of the Agreement with respect to which Party A is the sole Defaulting Party, Party B shall have the right to designate an independent, nationally recognized equity derivatives dealer to replace Party A as Calculation Agent, and the parties hereto shall work in good faith to execute any appropriate documentation required by such replacement Calculation Agent.

5

Settlement Terms:

Settlement Date:	With respect to any Transaction, any Scheduled Trading Day following the Effective Date for such Transaction up to, and including, the Maturity Date for such Transaction, as designated by (a) Party A pursuant to “Termination Settlement” below or (b) Party B in a written notice (a “Settlement Notice”) that satisfies the Settlement Notice Requirements and is delivered to Party A (i) if Physical Settlement applies, prior to 12:00 p.m. (New York City time) on the Scheduled Trading Day immediately preceding such Settlement Date, which may be the Maturity Date for such Transaction and (ii) if Cash Settlement or Net Share Settlement applies, a number of Scheduled Trading Days at least equal to the Notice Settlement Number (as defined below) for such Transaction prior to such Settlement Date, which may be the Maturity Date for such Transaction; provided that (x) the Maturity Date for such Transaction shall be a Settlement Date for such Transaction if on such date the Base Amount for such Transaction is greater than zero, (y) if Physical Settlement or Net Share Settlement applies and such Settlement Date specified above (including a Settlement Date occurring on such Maturity Date) is not a Clearance System Business Day, such Settlement Date shall be the immediately succeeding Clearance System Business Day and (z) if Cash Settlement or Net Share Settlement applies and Party A shall have fully unwound its commercially reasonable hedge position in respect of such Transaction (or portion thereof, as applicable) during an Unwind Period (as defined below) for such Transaction by a date (the “Hedge Unwind Completion Date”) that is more than one Scheduled Trading Day prior to such Settlement Date specified above, the Settlement Date for such Transaction shall be the date that follows the Hedge Unwind Completion Date for such Cash Settlement or Net Share Settlement, as the case may be, by one Settlement Cycle. The “Notice Settlement Number” for any Transaction shall be a number of Scheduled Trading Days set forth in the Supplemental Confirmation for such Transaction.

Settlement Shares:	In respect of any Transaction and with respect to any Settlement Date for such Transaction, a number of Shares, not to exceed the Base Amount for such Transaction, designated as such by Party B in the related Settlement Notice or by Party A pursuant to “Termination Settlement” below; provided that on the Maturity Date for such Transaction the number of Settlement Shares shall be equal to the Base Amount for such Transaction on such date.

Settlement:	In respect of any Transaction, Physical Settlement, Cash Settlement or Net Share Settlement, at the election of Party B as set forth in a Settlement Notice delivered on or after the Effective Date for such Transaction that satisfies the Settlement Notice Requirements; provided that Physical Settlement shall apply (i) if no Settlement Method is validly selected, (ii) with respect to any Settlement Shares in respect of which Party A is unable, in its good faith, commercially reasonable judgment, to unwind its commercially reasonable hedge position in respect of such Transaction (or portion thereof, as applicable) by the end of the Unwind Period for such Transaction in a manner that, in the good faith, reasonable judgment of Party A, is consistent with the requirements for qualifying for the safe harbor provided by Rule 10b-18 under the Exchange Act or due to the lack of sufficient liquidity in the Shares on any Exchange Business Day during such Unwind Period or (iii) to any Termination Settlement Date (as defined below under “Termination Settlement”).

6

Settlement Notice Requirements:	Notwithstanding any other provision hereof, a Settlement Notice delivered in respect of any Transaction by Party B that specifies Cash Settlement or Net Share Settlement will not be effective to establish a Settlement Date for such Transaction or require Cash Settlement or Net Share Settlement unless Party B delivers to Party A with such Settlement Notice a representation signed by Party B substantially in the following form: “As of the date of this Settlement Notice, Party B is not aware of any material nonpublic information concerning itself or the Shares, and is designating the date contained herein as a Settlement Date and is electing Cash Settlement or Net Share Settlement, as the case may be, in good faith and not as part of a plan or scheme to evade compliance with the federal securities laws.”

Unwind Period:	For any Transaction, each Exchange Business Day that is not a Suspension Day during the period from and including the first Exchange Business Day following the date Party B validly elects Cash Settlement or Net Share Settlement in respect of a Settlement Date for such Transaction through the Scheduled Trading Day preceding such Settlement Date (or the immediately preceding Exchange Business Day if such Scheduled Trading Day is not an Exchange Business Day), subject to “Termination Settlement” below. If any Exchange Business Day during an Unwind Period for any Transaction is a Disrupted Day, the Calculation Agent shall make commercially reasonable adjustments to the terms of such Transaction (including, without limitation, the Cash Settlement Amount, the number of Net Share Settlement Shares and the 10b-18 VWAP) to account for the occurrence of such Disrupted Day.

Suspension Day:	Any Exchange Business Day on which Party A reasonably determines based on the advice of counsel that Cash Settlement or Net Share Settlement may violate applicable securities laws. Party A shall notify Party B if it receives such advice from its counsel.

Market Disruption Event:	Section 6.3(a)(ii) of the 2002 Definitions is hereby amended by replacing clause (ii) in its entirety with “(ii) an Exchange Disruption, or” and inserting immediately following clause (iii) the phrase “, in each case, that the Calculation Agent, acting in good faith and a commercially reasonable manner, determines is material.”

Exchange Act:	The Securities Exchange Act of 1934, as amended from time to time.

Physical Settlement:	In respect of any Transaction, on any Settlement Date for such Transaction in respect of which Physical Settlement applies, Party B shall deliver to Party A through the Clearance System the Settlement Shares for such Transaction for such Settlement Date, and Party A shall deliver to Party B, by wire transfer of immediately available funds to an account designated by Party B, an amount in cash equal to the Physical Settlement Amount for such Transaction for such Settlement Date, on a delivery versus payment basis. If, on any Settlement Date for any Transaction, the Shares to be delivered by Party B to Party A hereunder upon Physical Settlement are not so delivered (the “Physical Deferred Shares”), and a Forward Price Reduction Date with respect to such Transaction occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to Party A, then the portion of the Physical Settlement Amount for such Transaction payable by Party A to Party B in respect of the Physical Deferred Shares shall be reduced by an amount equal to (1) the Forward Price Reduction Amount for such Forward Price Reduction Date multiplied by (2) the number of Physical Deferred Shares.

7

Physical Settlement Amount:	In respect of any Transaction and for any Settlement Date for such Transaction in respect of which Physical Settlement applies, an amount in cash equal to the product of (i) the Forward Price for such Transaction on such Settlement Date and (ii) the number of Settlement Shares for such Transaction for such Settlement Date.

Cash Settlement:	In respect of any Transaction, on any Settlement Date for such Transaction in respect of which Cash Settlement applies, if the Cash Settlement Amount for such Transaction for such Settlement Date is a positive number, Party A will pay such Cash Settlement Amount to Party B. If the Cash Settlement Amount for such Transaction is a negative number, Party B will pay the absolute value of such Cash Settlement Amount to Party A. Such amounts shall be paid on the relevant Settlement Date.

Cash Settlement Amount:	In respect of any Transaction and for any Settlement Date for such Transaction in respect of which Cash Settlement or Net Share Settlement applies, an amount determined by the Calculation Agent equal to the difference between (1) the product of (i) (A) the average Forward Price for such Transaction over the period beginning on, and including, the date that is one Settlement Cycle following the first day of the applicable Unwind Period for such Transaction and ending on, and including, such Settlement Date (calculated assuming no reduction to such Forward Price for any Forward Price Reduction Date that occurs during such Unwind Period, except as set forth in clause (2) below), minus the Commission (as defined below), minus (B) the average of the 10b-18 VWAP prices per Share on each Exchange Business Day during such Unwind Period (the “Average Unwind Period 10b-18 VWAP”) and (ii) the number of Settlement Shares for such Transaction for such Settlement Date and (2) the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period and (ii) the number of Settlement Shares for such Transaction with respect to which Party A has not unwound its commercially reasonable hedge position as of such Forward Price Reduction Date.

8

Net Share Settlement:	In respect of any Transaction, on any Settlement Date for such Transaction in respect of which Net Share Settlement applies, if the number of Net Share Settlement Shares for such Transaction is a (i) positive number, Party A shall deliver to Party B such Net Share Settlement Shares, or (ii) negative number, Party B shall deliver a number of Shares to Party A equal to the absolute value of such Net Share Settlement Shares; provided that if Party A determines in its good faith, commercially reasonable judgment that it would be required to deliver Net Share Settlement Shares to Party B, Party A may elect to deliver a portion of such Net Share Settlement Shares on one or more dates prior to the applicable Settlement Date. If, on any Settlement Date for any Transaction, the Shares to be delivered by Party B or Party A hereunder upon Net Share Settlement are not so delivered (the “Net Share Deferred Shares”), and a Forward Price Reduction Date with respect to such Transaction occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to such party, then the portion of the Net Share Settlement Shares for such Transaction deliverable by Party A or Party B in respect of the Net Share Deferred Shares shall be adjusted by the Calculation Agent to reflect the Forward Price Reduction Amount for such Forward Price Reduction Date.

Net Share Settlement Shares:	In respect of any Transaction and for any Settlement Date in respect of which Net Share Settlement applies, a number of Shares equal to (i) the Cash Settlement Amount in respect of such Settlement Date divided by (ii) the Average Unwind Period 10b-18 VWAP, with the number of Shares rounded up in the event such calculation results in a fractional number of Shares.

10b-18 VWAP:	For any Exchange Business Day during an Unwind Period that is not a Suspension Day, the volume-weighted average price at which the Shares trade as reported in the composite transactions for the Exchange on such Exchange Business Day, excluding (i) trades that do not settle regular way, (ii) opening (regular way) reported trades on the Exchange on such Exchange Business Day, (iii) trades that occur in the last ten minutes before the scheduled close of trading on the Exchange on such Exchange Business Day and ten minutes before the scheduled close of the primary trading session in the market where the trade is effected and (iv) trades on such Exchange Business Day that do not satisfy the requirements of Rule 10b-18(b)(3), as published by Bloomberg L.P. or its successor at 4:15 p.m. New York time (or 15 minutes following the end of any extension of the regular trading session) on such Exchange Business Day, on Bloomberg page “PNW <Equity> AQR SEC” (or any successor thereto), or if such price is not so reported on such Exchange Business Day for any reason or is, in the Calculation Agent’s reasonable determination, erroneous, such 10b-18 VWAP shall be as determined by the Calculation Agent in good faith and in a commercially reasonable manner including only those trades that are reported during the period of time during which Party B could purchase its own shares under Rule 10b-18(b)(2) and effected pursuant to the conditions of Rule 10b-18(b)(3), each under the Exchange Act.

9

Commission:	For purposes of the calculation of the Cash Settlement Amount in connection with Cash Settlement, USD 0.02 per share, and for purposes of the calculation of the Cash Settlement Amount in connection with Net Share Settlement, USD 0.02 per share (the “Commission”).

Settlement Currency:	USD.

Failure to Deliver:	Inapplicable.

Adjustments:

Method of Adjustment:	Calculation Agent Adjustment

Potential Adjustment Events:	An Extraordinary Dividend shall not constitute a Potential Adjustment Event.

Additional Adjustment:	If with respect to any Transaction, in Party A’s good faith, commercially reasonable judgment, the stock loan fee to Party A (or an affiliate thereof), excluding the federal funds or other interest rate component payable by the relevant stock lender to Party A or such affiliate (the “Stock Loan Fee”), over any one month period, of borrowing a number of Shares equal to the Base Amount for such Transaction to hedge its exposure to such Transaction exceeds a weighted average rate equal to the Specified Borrow Rate for such Transaction, the Calculation Agent shall reduce the Forward Price for such Transaction in order to compensate Party A for the amount by which such Stock Loan Fee exceeded a weighted average rate equal to such Specified Borrow Rate during such period. The Calculation Agent shall notify Party B prior to making any such adjustment to such Forward Price and, upon the request of Party B, Party A shall provide an itemized list of the Stock Loan Fees for the applicable one month period. The “Specified Borrow Rate” for any Transaction shall be the per annum rate set forth in the Supplemental Confirmation for such Transaction.

Account Details:

Payments to Party A:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.

Payments to Party B:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.

Delivery of Shares to Party A:	To be advised.

Delivery of Shares to Party B:	To be advised.

10

Offices:

The Office of Party A for each Transaction is: [Toronto, Ontario, Canada.]18 [New York, NY.]19 [Inapplicable, Party A is not a Multibranch Party.]20 [Toronto, Canada.]21 [Toronto. Notwithstanding the foregoing, for U.S. federal income tax purposes and for purposes of the tax representations herein, the Office of Party A for each Transaction is its New York Office.]22

The Office of Party B for each Transaction is: Inapplicable, Party B is not a Multibranch Party.

3.             Other Provisions:

Opinion:

For each Transaction, Party B shall deliver to Party A an opinion of counsel, dated as of the Effective Date for such Transaction, with respect to the matters set forth in Section 3(a) of the Agreement (subject to customary exceptions, limitations, qualifications and assumptions reasonably acceptable to Party A). Delivery of such opinion to Party A shall be a condition precedent for the purpose of Section 2(a)(iii) of the Agreement with respect to each obligation of Party A under Section 2(a)(i) of the Agreement.

Conditions to Effectiveness:

The effectiveness of each Supplemental Confirmation and the related Transaction on the Effective Date for such Transaction shall be subject to (i) the satisfaction of all of the conditions set forth in Section 5 of the Equity Distribution Agreement and (ii) the condition that neither of the following has occurred: (A) Party A (or its affiliate) is unable after using commercially reasonable efforts to borrow and deliver for sale a number of Shares equal to the Base Amount for such Transaction or (B) in Party A’s good faith, commercially reasonable judgment, Party A (or its affiliate) would incur a Stock Loan Fee to borrow a number of Shares equal to the Base Amount for such Transaction of more than a rate equal to the Maximum Specified Borrow Rate for such Transaction to do so (in which event such Supplemental Confirmation and the related Transaction shall be effective but the Base Amount for such Transaction shall be the number of Shares Party A (or an affiliate thereof) is required to deliver in accordance with Section 2 of the Equity Distribution Agreement).

Representations and Agreements of Party B:

Party B (i) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into any Transaction hereunder; (ii) has consulted with its own legal, financial, accounting and tax advisors in connection with each Transaction hereunder; and (iii) is entering into each Transaction hereunder for a bona fide business purpose.

Party B is not the subject of any civil proceeding of a judicial or administrative body of competent jurisdiction that would reasonably be expected to impair materially Party B’s ability to perform its obligations hereunder.

Party B will notify Party A by the next succeeding New York Business Day after obtaining knowledge of the occurrence of any event that would constitute an Event of Default or a Potential Adjustment Event.

[18]	Insert for BMO.
[19]	Insert for Citi and MS.
[20]	Insert for Nomura and Truist.
[21]	Insert for RBC and Scotia.
[22]	Insert for TD.

11

Additional Representations, Warranties and Agreements of Party B: Party B hereby represents and warrants to, and agrees with, Party A as of the date hereof, on each “Forward Date” (as defined in the Equity Distribution Agreement) for any Transaction hereunder, on each “Forward Hedge Settlement Date” (as defined in the Equity Distribution Agreement) for any Transaction hereunder and on each Trade Date for any Transaction hereunder that:

(a)	Any Shares, when issued and delivered in accordance with the terms of any Transaction hereunder, will be duly authorized and validly issued, fully paid and nonassessable, and the issuance thereof will not be subject to any preemptive or similar rights.

(b)	Party B has reserved and will keep available at all times, free from preemptive rights, out of its authorized but unissued Shares, solely for the purpose of issuance upon settlement of any Transaction hereunder as herein provided, the full number of Shares as shall be issuable at such time upon settlement of such Transaction. All Shares so issuable shall, upon such issuance, be accepted for listing or quotation on the Exchange. Party B shall have submitted an application for the listing of the Forward Shares (as defined below) for each Transaction hereunder on the Exchange, and such application and listing shall have been approved by the Exchange, subject only to official notice of issuance, in each case, on or prior to the Effective Date for such Transaction. Party B agrees and acknowledges that such submission and approval shall be a condition precedent for the purpose of Section 2(a)(iii) of the Agreement with respect to each obligation of Party A under Section 2(a)(i) of the Agreement in respect of the relevant Transaction.

(c)	Party B agrees to provide Party A at least three Exchange Business Days’ written notice (an “Issuer Repurchase Notice”) prior to executing any repurchase of Shares by Party B or any of its subsidiaries (or entering into any contract that would require, or give the option to, Party B or any of its subsidiaries, to purchase or repurchase Shares), whether out of profits or capital or whether the consideration for such repurchase is cash, securities or otherwise (an “Issuer Repurchase”), that alone or in the aggregate would result in the Base Amount Percentage (as defined below) for all Transactions hereunder being (x) greater than 4.9% and (y) greater by 0.5% or more than the Base Amount Percentage at the time of the immediately preceding Issuer Repurchase Notice (or in the case of the first such Issuer Repurchase Notice, greater than the Base Amount Percentage as of the later of the date hereof or the immediately preceding Settlement Date for a Transaction hereunder, if any). The “Base Amount Percentage” as of any day is the fraction (1) the numerator of which is the Base Amount for all Transactions hereunder and (2) the denominator of which is the number of Shares outstanding on such day.

(d)	No filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution, delivery and performance by Party B of this Master Forward Confirmation or any Supplemental Confirmation and the consummation of the relevant Transaction (including, without limitation, the issuance and delivery of Shares on any Settlement Date for a Transaction hereunder) except (i) such as have been obtained under the Securities Act of 1933, as amended (the “Securities Act”), (ii) as may be required to be obtained under state securities laws and (iii) as required by the rules and regulations of the Exchange.

(e)	Party B agrees not to make any Issuer Repurchase if, immediately following such Issuer Repurchase, the Base Amount Percentage for all Transactions hereunder would be equal to or greater than 8.0%.

(f)	Party B is not insolvent, nor will Party B be rendered insolvent as a result of any Transaction hereunder.

(g)	Neither Party B nor any of its affiliates shall take or refrain from taking any action (including, without limitation, any direct purchases by Party B or any of its affiliates or any purchases by a party to a derivative transaction with Party B or any of its affiliates), either under this Master Forward Confirmation, under any Supplemental Confirmation, under an agreement with another party or otherwise, that might cause any purchases of Shares by Party A or any of its affiliates in connection with any Cash Settlement or Net Share Settlement of any Transaction hereunder not to meet the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act if such purchases were made by Party B and Rule 10b-18 were applicable to such purchases.

12

(h)	Party B will not engage in any “distribution” (as defined in Regulation M under the Exchange Act (“Regulation M”)) that would cause a “restricted period” (as defined in Regulation M) to occur during any Unwind Period for any Transaction hereunder.

(i)	In addition to any other requirements set forth herein, Party B agrees not to elect Cash Settlement or Net Share Settlement in respect of any Transaction if, in the good faith, reasonable judgment of either Party A or Party B, such settlement or Party A’s related market activity would result in a violation of the U.S. federal securities laws or any other federal or state law or regulation applicable to Party B.

(j)	Party B (i) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (ii) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (iii) has total assets of at least USD 50 million as of the date hereof, the Forward Date for each Transaction hereunder and the Trade Date for each Transaction hereunder.

(k)	Party B acknowledges and agrees that:

(i)	during the term of each Transaction, Party A and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to establish, adjust or unwind its hedge position with respect to such Transaction;

(ii)	Party A and its affiliates may also be active in the market for the Shares and Share-linked transactions other than in connection with hedging activities in relation to each Transaction;

(iii)	Party A shall make its own determination as to whether, when or in what manner any hedging or market activities in Party B’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Forward Price for each Transaction and the 10b-18 VWAP for each Transaction;

(iv)	any market activities of Party A and its affiliates with respect to the Shares may affect the market price and volatility of the Shares, as well as the Forward Price for each Transaction and 10b-18 VWAP for each Transaction, each in a manner that may be adverse to Party B; and

(v)	each Transaction is a derivatives transaction in which it has granted Party A the right, under certain circumstances, to receive cash or Shares, as the case may be; Party A may purchase Shares for its own account at an average price that may be greater than, or less than, the effective price paid by Party B under the terms of such Transaction.

(l)	Party B represents and warrants to Party A that the representations and warranties of Party B contained in Section 1 of the Equity Distribution Agreement are true and correct, or, as provided in the Equity Distribution Agreement, true and correct in all material respects, on such Effective Date as if made as of such Trade Date and the corresponding Effective Date.

(m)	Party B covenants and agrees that it shall perform all of the obligations required to be performed by it under the Equity Distribution Agreement (including, without limitation, to the extent required to satisfy the conditions set forth in Section 5 of the Equity Distribution Agreement) on or prior to such Trade Date and the corresponding Effective Date.

13

(n)	[Party B has net assets of at least USD 25,000,000 as shown on its most recently prepared financial statements. For purposes of this representation, “net assets” is calculated as total assets minus total liabilities.

(o)	Party B represents that person(s) executing this Master Forward Confirmation and any related Supplemental Confirmation are duly authorized to act on behalf of Party B in connection with the entry of each Transaction.][23]

Additional Mutual Representation and Warranty:

Each party represents and warrants to the other party that it is an “eligible contract participant” (as such term is defined in Section 1a(18) of the Commodity Exchange Act, as amended).

Covenant of Party B:

Subject to the provisions of “Private Placement Procedures” below, the parties acknowledge and agree that any Shares delivered by Party B to Party A on any Settlement Date for a Transaction hereunder will be newly issued Shares and when delivered by Party A (or an affiliate of Party A) to securities lenders from whom Party A (or an affiliate of Party A) borrowed Shares in connection with hedging its exposure to such Transaction will be freely saleable without further registration or other restrictions under the Securities Act, in the hands of those securities lenders, irrespective of whether such stock loan is effected by Party A or an affiliate of Party A. Accordingly, subject to the provisions of “Private Placement Procedures” below, Party B agrees that the Shares that it delivers to Party A on each Settlement Date for a Transaction hereunder will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

Covenants of Party A:

(a)	Unless the provisions set forth below under “Private Placement Procedures” shall be applicable, Party A shall use any Shares delivered by Party B to Party A on any Settlement Date for a Transaction hereunder to return to securities lenders to close out open Share loans created by Party A or an affiliate of Party A in the course of Party A’s or such affiliate’s hedging activities related to Party A’s exposure under this Master Forward Confirmation and the relevant Supplemental Confirmation.

(b)	In connection with bids and purchases of Shares in connection with any Cash Settlement or Net Share Settlement of any Transaction, Party A shall use its commercially reasonable efforts to conduct its activities, or cause its affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act, as if such provisions were applicable to such purchases.

(c)	Party A hereby represents and warrants to Party B that it has implemented policies and procedures, taking into consideration the nature of its business, reasonably designed to ensure that individuals conducting hedging activity related to any Transaction do not have access to material non-public information regarding Party B or the Shares.

Insolvency Filing:

Notwithstanding anything to the contrary herein, in any Supplemental Confirmation, in the Agreement or in the Definitions, upon any Insolvency Filing in respect of Party B, each Transaction hereunder shall automatically terminate on the date thereof without further liability of either party to this Master Forward Confirmation or any related Supplemental Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under this Master Forward Confirmation or any Supplemental Confirmation prior to the date of such Insolvency Filing).

[23]	Insert for RBC.

14

Extraordinary Dividends:

If an ex-dividend date for an Extraordinary Dividend occurs on or after the Trade Date for any Transaction and on or prior to the Maturity Date for such Transaction (or, if later, the last date on which Shares are delivered by Party B to Party A in settlement of such Transaction), Party B shall pay an amount, as determined by the Calculation Agent in a commercially reasonable manner, in cash equal to the product of (1) the per Share amount of such Extraordinary Dividend and (2) the Base Amount for such Transaction to Party A on the earlier of (i) the date on which such Extraordinary Dividend is paid by Party B to holders of record of the Shares or (ii) the Maturity Date for such Transaction. “Extraordinary Dividend” means the per Share amount of any cash dividend or distribution, or a portion thereof, declared by Party B with respect to the Shares that is specified by the board of directors of Party B as an “extraordinary” dividend. For the avoidance of doubt, a regular, quarterly cash dividend that is in an amount per Share equal to or less than the Forward Price Reduction Amount corresponding to the relevant quarter and that has an ex-dividend date not earlier than the Forward Price Reduction Date corresponding to the relevant quarter shall not be an Extraordinary Dividend.

Acceleration Events:

The following events shall each constitute an “Acceleration Event” with respect to any Transaction:

(a)	Stock Borrow Events. In the good faith, commercially reasonable judgment of Party A (i) Party A (or its affiliate) is unable to hedge Party A’s exposure to such Transaction because of the lack of sufficient Shares being made available for Share borrowing by lenders, or (ii) Party A (or its affiliate) would incur a Stock Loan Fee to borrow a number of Shares equal to the Base Amount for such Transaction of more than a rate equal to the Maximum Specified Borrow Rate for such Transaction (each, a “Stock Borrow Event”);

(b)	Dividends and Other Distributions. On any day occurring after the Trade Date for such Transaction, Party B declares a distribution, issue or dividend to existing holders of the Shares of (i) any cash dividend (other than an Extraordinary Dividend) to the extent all cash dividends having an ex-dividend date during the period from, and including, any Forward Price Reduction Date for such Transaction (with the Trade Date for such Transaction being a Forward Price Reduction Date for purposes of this clause (b) only) to, but excluding, the next subsequent Forward Price Reduction Date exceeds, on a per Share basis, the Forward Price Reduction Amount set forth opposite the first date of any such period on Schedule I to the relevant Supplemental Confirmation, (ii) share capital or securities of another issuer acquired or owned (directly or indirectly) by Party B as a result of a spin-off or other similar transaction or (iii) any other type of securities (other than Shares), rights or warrants or other assets, for payment (cash or other consideration) at less than the prevailing market price as reasonably determined by the Calculation Agent;

(c)	ISDA Early Termination Date. Party A has the right to designate an Early Termination Date pursuant to Section 6 of the Agreement, in which event, except as otherwise specified in this Master Forward Confirmation and except as a result of an Event of Default under Section 5(a)(i) of the Agreement, the provisions specified under “Termination Settlement” below shall apply in lieu of the consequences specified in Section 6 of the Agreement;

15

(d)	Other ISDA Events. The announcement of any event that if consummated, would result in an Extraordinary Event or the occurrence of any Change in Law or a Delisting; provided that in case of a Delisting, in addition to the provisions of Section 12.6(a)(iii) of the 2002 Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or their respective successors); and provided further that the definition of “Change in Law” provided in Section 12.9(a)(ii) of the 2002 Definitions is hereby amended by (i) replacing the phrase “the interpretation” in the third line thereof with the phrase “, or public announcement of, the formal or informal interpretation”, (ii) replacing the parenthetical beginning after the word “regulation” in the second line thereof with the words “(including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption, effectiveness or promulgation of new regulations authorized or mandated by existing statute)” and (iii) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by Party A on the Forward Date for such Transaction”; or

(e)	Ownership Event. In the good faith, reasonable judgment of Party A, on any day, the Share Amount for such day exceeds the Post-Effective Limit for such day (if any applies).

The “Maximum Specified Borrow Rate” for any Transaction shall be the per annum rate set forth in the Supplemental Confirmation for such Transaction.

The “Share Amount” as of any day is the number of Shares that Party A and any person whose ownership position would be aggregated with that of Party A, including any “group” (within the meaning of Section 13 of the Exchange Act) of which Party A is or may be deemed to be a part (Party A or any such person, a “Party A Person”) under any law, rule, regulation, regulatory order or organizational documents or contracts of Party B that are, in each case, applicable to ownership of Shares (“Applicable Restrictions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership of Shares under any Applicable Restriction, as determined by Party A in its reasonable discretion. The “Post-Effective Limit” means a number of Shares equal to (x) the minimum number of Shares that could reasonably be expected to give rise to reporting or registration obligations or other requirements (including obtaining prior approval from any person or entity) of a Party A Person, or could reasonably be expected to result in an adverse effect on a Party A Person, under any Applicable Restriction, as determined by Party A in its reasonable discretion, minus (y) 1% of the number of Shares outstanding.

Termination Settlement:

Upon the occurrence of any Acceleration Event in respect of any Transaction, Party A shall have the right to designate, upon at least one Scheduled Trading Day’s notice, any Scheduled Trading Day following such occurrence to be a Settlement Date under such Transaction (a “Termination Settlement Date”) to which Physical Settlement shall apply, and to select the number of Settlement Shares relating to such Termination Settlement Date; provided that (i) in the case of an Acceleration Event arising out of an Ownership Event, the number of Settlement Shares for the relevant Transaction so designated by Party A shall not exceed the number of Shares necessary to reduce the Share Amount to the Post-Effective Limit and (ii) in the case of an Acceleration Event arising out of a Stock Borrow Event, the number of Settlement Shares for the relevant Transaction so designated by Party A shall not exceed the number of Shares as to which such Stock Borrow Event exists. If, upon designation of a Termination Settlement Date by Party A pursuant to the preceding sentence, Party B fails to deliver the Settlement Shares relating to such Termination Settlement Date when due or otherwise fails to perform obligations within its control in respect of the relevant Transaction, it shall be an Event of Default with respect to Party B and Section 6 of the Agreement shall apply. If an Acceleration Event occurs during an Unwind Period for any Transaction relating to a number of Settlement Shares for the relevant Transaction to which Cash Settlement or Net Share Settlement applies, then on the Termination Settlement Date relating to such Acceleration Event, notwithstanding any election to the contrary by Party B, Cash Settlement or Net Share Settlement shall apply to the portion of such Settlement Shares relating to such Unwind Period as to which Party A has unwound its hedge and Physical Settlement shall apply in respect of (x) the remainder (if any) of such Settlement Shares and (y) the Settlement Shares designated by Party A in respect of such Termination Settlement Date. Under no circumstances will Party A be entitled to an adjustment to the terms of any Transaction for the effects of an Extraordinary Dividend (other than as set forth above under the heading “Extraordinary Dividends”) or a change in expected dividends. For the avoidance of doubt, the immediately preceding sentence shall not preclude or otherwise limit Party A from exercising its “Termination Settlement” rights pursuant to this paragraph upon the occurrence of an Acceleration Event as set forth in clause (b) of such definition.

16

Private Placement Procedures:

If Party B is unable to comply with the provisions of “Covenant of Party B” above because of a change in law or a change in the policy of the Securities and Exchange Commission or its staff, or Party A otherwise determines that in its reasonable opinion, based on the advice of counsel, any Settlement Shares to be delivered to Party A by Party B may not be freely returned by Party A or its affiliates to securities lenders as described under “Covenant of Party B” above, then delivery of any such Settlement Shares (the “Restricted Shares”) shall be effected pursuant to Annex A hereto, unless waived by Party A, but Party A may not otherwise determine that the Settlement Shares are Restricted Shares based solely upon Party A (or its affiliates) not having borrowed a number of Shares equal to the Base Amount for the relevant Transaction on or before the Effective Date for such Transaction if there has been no change in law or change in the policy of the Securities and Exchange Commission or its staff.

Rule 10b5-1:

It is the intent of Party A and Party B that following any election of Cash Settlement or Net Share Settlement by Party B, the purchase of Shares by Party A during any Unwind Period comply with the requirements of Rule 10b5-1(c)(1)(i)(B) of the Exchange Act and that this Master Forward Confirmation and each Supplemental Confirmation shall be interpreted to comply with the requirements of Rule 10b5-1(c).

Party B acknowledges that (i) during any Unwind Period, Party B does not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Shares by Party A (or its agent or affiliate) in connection with this Master Forward Confirmation or any Supplemental Confirmation and (ii) Party B is entering into the Agreement, this Master Forward Confirmation and each Supplemental Confirmation in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act.

Party B hereby agrees with Party A that, during any Unwind Period, Party B shall not communicate, directly or indirectly, any Material Non-Public Information (as defined herein) to any [employee of Party A other than any Permitted]24 EDG Personnel (as defined below). For purposes of each Transaction, “Material Non-Public Information” means information relating to Party B or the Shares that (a) has not been widely disseminated by wire service, in one or more newspapers of general circulation, by communication from Party B to its shareholders or in a press release, or contained in a public filing made by Party B with the Securities and Exchange Commission, or otherwise disseminated in a manner constituting “public disclosure” within the meaning of Regulation FD under the Exchange Act and (b) a reasonable investor might consider to be of importance in making an investment decision to buy, sell or hold Shares. For the avoidance of doubt and solely by way of illustration, information should be presumed “material” if it relates to such matters as dividend increases or decreases, earnings estimates, changes in previously released earnings estimates, significant expansion or curtailment of operations, a significant increase or decline of customers, significant merger or acquisition proposals or agreements, significant new supply shortages or disruptions, extraordinary borrowing, major litigation, liquidity problems, extraordinary management developments, purchase or sale of substantial assets, or other similar information. [For purposes of each Transaction, “EDG Personnel” means any employee on the trading side of the Equity Derivatives Group of Bank of Montreal and does not include any member of Bank of Montreal’s legal department, Brian Riley, Jeff Brunswick, Rahim Kara, Cameron Fisher, Ben Wang or any other person or persons designated from time to time in writing to Party B by Party A.]25 [For purposes of each Transaction, “Permitted EDG Personnel”: means Eric Natelson, Theodore Finkelstein or Bianca Gotuaco or any other person or persons designated from time to time in writing to Party B by Party A.]26 [For purposes of each Transaction, “Permitted EDG Personnel”: means Joel Carter, Ludivine Stein, Anthony Cicia and Eric Wang or any other person or persons designated from time to time in writing to Party B by Party A.]27 [For purposes of each Transaction, “EDG Personnel” means any employee on the trading side of the Equity Derivatives Group of Party A and does not include any of Party A’s “private side” equity or equity-linked personnel (including, without limitation, any Party A equity or equity-linked legal personnel) (or any other person or persons designated from time to time in writing to Party B by Party A).]28 [For purposes of each Transaction, “Permitted EDG Personnel”: means Tim Mann or any other person or persons designated from time to time in writing to Party B by Party A.]29 [For purposes of each Transaction, “Permitted EDG Personnel”: means any person or persons designated from time to time in writing to Party B by Party A.]30

[24]	Insert for Citi, MS, Scotia and TD.

[25]	Insert for BMO.
[26]	Insert for Citi.
[27]	Insert for MS.
[28]	Insert for Nomura, RBC and Truist.
[29]	Insert for Scotia.
[30]	Insert for TD.

17

Maximum Share Delivery:

Notwithstanding any other provision of this Master Forward Confirmation or any Supplemental Confirmation, in no event will Party B be required to deliver on any Settlement Date for any Transaction hereunder, whether pursuant to Physical Settlement, Net Share Settlement, Termination Settlement or any Private Placement Settlement, more than a number of Shares equal to the Forward Shares for such Transaction to Party A. The “Forward Shares” for any Transaction shall be as set forth in the Supplemental Confirmation for such Transaction.

Interpretive Letter:

The parties intend this Master Forward Confirmation to constitute a “Contract” as described in the letter dated October 6, 2003 submitted on behalf of Goldman, Sachs & Co. to Paula Dubberly of the staff of the Securities and Exchange Commission (the “Staff”) to which the Staff responded in an interpretive letter dated October 9, 2003 (the “Interpretive Letter”).

Transfer and Assignment:

Party A may assign or transfer any of its rights or delegate any of its duties hereunder to any affiliate of Party A or any entity organized or sponsored by Party A (a “Transferee”) without the prior written consent of Party B so long as (a)(i) the Transferee has at the time of the assignment or transfer a senior unsecured debt rating by at least one of Moody’s Investors Services, Inc. or Standard & Poor’s Inc. (the “Credit Rating”) equal to or higher than the Credit Rating of Party A or (ii) the Transferee’s obligations are fully and unconditionally guaranteed by Party A or, if Party A’s ultimate parent entity satisfies the Credit Rating requirements that would otherwise apply to a Transferee, by Party A’s ultimate parent entity without the prior written consent of Party B; (b) Party B will not (including, for the avoidance of doubt, after giving effect to any indemnity from the Transferee to Party B provided in connection with such transfer or assignment) be required to pay (including a payment in kind) to such assignee or transferee an amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) of the Agreement greater than the amount in respect of which Party B would have been required to pay (including a payment in kind) Party A in the absence of such assignment or transfer; (c) Party B will not (including, for the avoidance of doubt, after giving effect to any indemnity from the transferee or assignee to Party B provided in connection with such transfer or assignment) receive a payment (including a payment in kind) from which an amount has been withheld or deducted on account of a Tax (after accounting for amounts paid by the transferee or assignee under Section 2(d)(i)(4) of the Agreement) in excess of that which Party A would have been required to so withhold or deduct in the absence of such assignment or transfer; (d) no Acceleration Event or other event or circumstance giving rise to a right or responsibility to terminate or cancel any Transaction hereunder will occur as a result of such assignment or transfer; and (e) such transfer does not materially and adversely affect the availability of the relief provided in the Interpretive Letter or the application thereof to such Transaction in the manner contemplated by Party B on the applicable Trade Date. Notwithstanding any other provision in this Master Forward Confirmation to the contrary requiring or allowing Party A to purchase, sell, receive or deliver any Shares or other securities to or from Party B, Party A may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Party A’s obligations in respect of a Transaction and any such designee may assume such obligations. Party A shall be discharged of its obligations to Party B to the extent of any such performance.

18

Indemnity:

Party B agrees to indemnify Party A and its affiliates (within the meaning of Rule 405 under the Securities Act), directors, officers and each person, if any, who controls Party A (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) (Party A and each such affiliate or person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities (including reasonable and documented legal fees and expenses of a single counsel for all Indemnified Parties), joint or several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to, any breach of any covenant or representation made by Party B in this Master Forward Confirmation, any Supplemental Confirmation or the Agreement. If for any reason the foregoing indemnification is unavailable to any Indemnified Party or is insufficient to hold harmless any Indemnified Party, then Party B shall contribute, to the maximum extent permitted by law, to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability. In addition, Party B will reimburse any Indemnified Party for all reasonable and documented expenses as they are incurred in connection with the investigation of and defense of any claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto. Party B will not be liable under this Indemnity paragraph to the extent that any loss, claim, damage, liability or expense is found in a final and nonappealable judgment by a court to have resulted from Party A’s gross negligence, willful misconduct or bad faith, or from a breach of any representation or covenant of Party A contained in this Master Forward Confirmation, any Supplemental Confirmation or the Agreement. In no case will Party B be liable with respect to any claims made against an Indemnified Party unless such Indemnified Party shall have notified Party B in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party, but failure to notify Party B of any such claim (i) shall not relieve Party B from liability under this paragraph unless and to the extent Party B did not otherwise learn of such claim and such failure results in the forfeiture by Party B of substantial rights and defenses and (ii) shall not relieve Party B from any liability which it may have to such Indemnified Party otherwise than on account of the indemnity agreement contained in this paragraph.

Party B will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if Party B elects to assume the defense, such defense shall be conducted by counsel chosen by it; provided, however, that such counsel shall be reasonably satisfactory to Party A. In the event that Party B elects to assume the defense of any such suit and retains such counsel, Party A or affiliate or affiliates, director or directors, officer or officers, controlling person or persons, defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) Party B shall have specifically authorized the retaining of such counsel or (ii) the parties to such suit include Party A or affiliate or affiliates, director or directors, officer or officers or controlling person or persons and Party A or affiliate or affiliates, director or directors, officer or officers or controlling person or persons and Party B have been advised by such counsel that one or more legal defenses may be available to it or them which may not be available to Party B, in which case Party B shall not be entitled to assume the defense of such suit on behalf of Party A or affiliate or affiliates, director or directors, officer or officers or controlling person or persons, notwithstanding Party B’s obligation to bear the reasonable and documented fees and expenses of such counsel, it being understood, however, that Party B shall not, in connection with any one such suit or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable and documented fees and expenses of more than one separate firm of attorneys (and not more than one local counsel) at any time for Party A or affiliate or affiliates, director or directors, officer or officers or controlling person or persons, which firm shall be designated in writing by Party A. Party B shall not be liable to indemnify any person for any settlement of any such claim effected without Party B’s prior written consent, which consent shall not be unreasonably withheld. Party B shall not, without the prior written consent of Party A or affiliate or affiliates, director or directors, officer or officers or controlling person or persons, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which Party A or affiliate, director, officer or controlling person is or could have been a party and indemnity was or could have been sought hereunder by Party A or affiliate, director, officer or controlling person, unless such settlement, compromise or consent (x) includes an unconditional release of Party A or affiliate, director, officer or controlling person from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of Party A or affiliate, director, officer or controlling person.

19

Notice:

Non-Reliance:	Applicable

Additional Acknowledgments:	Applicable

Agreements and Acknowledgments Regarding Hedging Activities:	Applicable

4.	The Agreement is further supplemented by the following provisions:

No Collateral or Setoff:

Notwithstanding Section 6(f) or any other provision of the Agreement or any other agreement between the parties to the contrary, the obligations of Party B under the Transactions are not secured by any collateral. Obligations under the Transactions shall not be set off against any other obligations of the parties, whether arising under the Agreement, under this Master Forward Confirmation, under any Supplemental Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties shall be set off against obligations under any Transaction, whether arising under the Agreement, under this Master Forward Confirmation, under any Supplemental Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff. In calculating any amounts under Section 6(e) of the Agreement with respect to any Transaction, notwithstanding anything to the contrary in the Agreement, (a) separate amounts shall be calculated as set forth in such Section 6(e) with respect to (i) such Transaction and (ii) all other Transactions and (b) such separate amounts shall be payable pursuant to Section 6(d)(ii) of the Agreement.

20

Status of Claims in Bankruptcy:

Party A acknowledges and agrees that neither this Master Forward Confirmation nor any Supplemental Confirmation is intended to convey to Party A rights with respect to the Transactions contemplated hereby that are senior to the claims of common stockholders in any U.S. bankruptcy proceedings of Party B; provided, however, that nothing herein shall limit or shall be deemed to limit Party A’s right to pursue remedies in the event of a breach by Party B of its obligations and agreements with respect to this Master Forward Confirmation, any Supplemental Confirmation and the Agreement; and provided further, that nothing herein shall limit or shall be deemed to limit Party A’s rights in respect of any transaction other than the Transactions.

Limit on Beneficial Ownership:

Notwithstanding any other provisions hereof, Party A shall not have an “interest” in (within the meaning of NYSE Rule 312.04(e)) Shares hereunder and Party A shall not be entitled to take delivery of any Shares deliverable hereunder in respect of any Transaction (in each case, whether in connection with the purchase of Shares on any Settlement Date or any Termination Settlement Date, any Private Placement Settlement or otherwise) to the extent (but only to the extent) that, after such receipt of any Shares hereunder, (i) the Share Amount would exceed the Post-Effective Limit for such Transaction, (ii) the Section 16 Percentage would exceed 7.5% or (iii) Party A and each person subject to aggregation of Shares with Party A under Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder (the “Party A Group”) would directly or indirectly beneficially own (as such term is defined for purposes of Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder) in excess of the Threshold Number of Shares for such Transaction. Any purported delivery hereunder in respect of any Transaction shall be void and have no effect to the extent (but only to the extent) that, after such delivery, (i) the Share Amount would exceed the Post-Effective Limit for such Transaction, (ii) the Section 16 Percentage would exceed 7.5% or (iii) Party A Group would directly or indirectly so beneficially own in excess of the Threshold Number of Shares for such Transaction. If any delivery owed to Party A hereunder in respect of any Transaction is not made, in whole or in part, as a result of this provision, Party B’s obligation to make such delivery shall not be extinguished and Party B shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Party A gives notice to Party B that, after such delivery, (i) the Share Amount would not exceed the Post-Effective Limit for such Transaction, (ii) the Section 16 Percentage would not exceed 7.5% and (iii) Party A Group would not directly or indirectly so beneficially own in excess of the Threshold Number of Shares for such Transaction. The “Threshold Number of Shares” for any Transaction means a number of Shares equal to 4.9% of the outstanding Shares on the Trade Date for such Transaction and shall be specified for each such Transaction in the relevant Supplemental Confirmation for such Transaction. The “Section 16 Percentage” as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the number of Shares that Party A and any of its affiliates or any other person subject to aggregation with Party A for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act, or any “group” (within the meaning of Section 13 of the Exchange Act) of which Party A is or may be deemed to be a part beneficially owns (within the meaning of Section 13 of the Exchange Act), without duplication, on such day (or, to the extent that for any reason the equivalent calculation under Section 16 of the Exchange Act and the rules and regulations thereunder results in a higher number, such higher number) and (B) the denominator of which is the number of Shares outstanding on such day.

In addition, notwithstanding anything herein to the contrary, if any delivery owed to Party A hereunder is not made, in whole or in part, as a result of the immediately preceding paragraph, Party A shall be permitted to make any payment due in respect of such Shares to Party B in two or more tranches that correspond in amount to the number of Shares delivered by Party B to Party A pursuant to the immediately preceding paragraph.

21

Other Forward Transactions:

Party A acknowledges that Party B has entered into or may in the future enter into one or more similar forward transactions on the Shares (each, an “Other Forward” and, collectively, the “Other Forwards”) with one or more other forward purchasers. Party A and Party B agree that if Party B designates a “Settlement Date” (or equivalent concept) with respect to one or more Other Forwards for which “Cash Settlement” (or equivalent concept) or “Net Share Settlement” (or equivalent concept) is applicable, and the resulting “Unwind Period” (or equivalent concept) for such Other Forward(s) coincides for any period of time with an Unwind Period for this Transaction (the “Overlap Unwind Period”), Party B shall notify Party A at least one Scheduled Trading Day prior to the commencement of such Overlap Unwind Period of the first Scheduled Trading Day and the length of such Overlap Unwind Period, and Party A shall be permitted to purchase Shares to unwind its hedge in respect of this Transaction only on alternating Scheduled Trading Days during such Overlap Unwind Period, as notified to Party A by Party B at least one Exchange Business Day prior to such Overlap Unwind Period (which alternating Scheduled Trading Days, for the avoidance of doubt, shall be every other Scheduled Trading Day if there is only one Other Forward, every third Scheduled Trading Day if there are two Other Forwards, etc.).

New York General Obligations Law:

Party B and Party A agree and acknowledge that: (A) the Transactions contemplated by this Master Forward Confirmation will be entered into in reliance on the fact that this Master Forward Confirmation and each Supplemental Confirmation hereto form a single agreement between Party B and Party A, and Party A would not otherwise enter into such Transactions; (B) this Master Forward Confirmation, together with each Supplemental Confirmation hereto, is a “qualified financial contract”, as such term is defined in Section 5-701(b)(2) of the New York General Obligations Law; (C) each Supplemental Confirmation hereto, regardless of whether transmitted electronically or otherwise, constitutes a “confirmation in writing sufficient to indicate that a contract has been made between the parties” hereto, as set forth in Section 5-701(b)(3)(b) of the New York General Obligations Law; and (D) this Master Forward Confirmation and each Supplemental Confirmation hereto constitute a prior “written contract”, as set forth in Section 5-701(b)(1)(b) of the New York General Obligations Law, and each party hereto intends and agrees to be bound by this Master Forward Confirmation and such Supplemental Confirmation.

Forward Placement Notices:

Party B and Party A agree that, upon the effectiveness of any accepted Forward Placement Notice relating to a Forward (as such term is defined in the Equity Distribution Agreement), in respect of the Transaction to which such accepted Forward Placement Notice relates, each of the representations, warranties, covenants, agreements and other provisions of this Master Forward Confirmation and the Supplemental Confirmation for such Transaction (including, without limitation, the provisions above in Section 3 of this Master Forward Confirmation under the heading “Extraordinary Dividends,” Party A’s right to designate a Termination Settlement Date in respect of such Transaction and the termination of such Transaction following an Insolvency Filing) shall govern, and be applicable to, such Transaction as of the first Trading Day of the Forward Hedge Selling Period for such Transaction as if the Trade Date for such Transaction were such first Trading Day. Notwithstanding anything to the contrary in this Master Forward Confirmation, any Supplemental Confirmation, the Agreement, or the Definitions, if Party A designates a Termination Settlement Date with respect to a Transaction (1) following the occurrence of an Event of Default or Termination Event, other than an Insolvency Filing, and such Termination Settlement Date is to occur before the date that is one Settlement Cycle after the last day of the Forward Hedge Selling Period for such Transaction or (2) prior to Party B’s execution of the Supplemental Confirmation relating to such Transaction, then, for purposes of such Termination Settlement Date, a Supplemental Confirmation relating to such Transaction reasonably completed by Party A (as if the Trade Date for such Transaction were the last day of the Forward Hedge Selling Period on which the Forward Seller sold Forward Hedge Shares for such Transaction) shall, notwithstanding the provisions under “Conditions to Effectiveness” above, be deemed to be immediately effective.

22

Wall Street Transparency and Accountability Act:

In connection with Section 739 of the Wall Street Transparency and Accountability Act of 2010 (the “WSTAA”), the parties hereby agree that neither the enactment of the WSTAA or any regulation under the WSTAA, nor any requirement under the WSTAA or an amendment made by the WSTAA, shall limit or otherwise impair either party’s otherwise applicable rights to terminate, renegotiate, modify, amend or supplement this Master Forward Confirmation, any Supplemental Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased costs, regulatory change or similar event under this Master Forward Confirmation, any Supplemental Confirmation, the Definitions incorporated herein, or the Agreement (including, but not limited to, rights arising from any Acceleration Event or Illegality (as defined in the Agreement)).

Miscellaneous:

(a)	Addresses for Notices. For the purpose of Section 12(a) of the Agreement:

Address for notices or communications to Party A:

[Bank of Montreal

55 Bloor Street West, 18th Floor

Toronto, Ontario M4W 1A5

Canada

Attention:	Manager, Derivatives Operations
Facsimile:	(416) 552-7904
Telephone:	(416) 552-4177
Email:	BMOEquityLinked@bmo.com

With a copy to:

Bank of Montreal

100 King Street West, 20th Floor

Toronto, Ontario M5X 1A1

Canada

Attention: Associate General Counsel & Managing Director, Derivatives Legal Group

Facsimile: (416) 956-2318

and

BMO Capital Markets Corp.

151 West 42nd Street, 32nd Floor

New York, New York 10036

Attention: Brian Riley

Telephone: (212) 605-1414

Facsimile: (212) 885-4165

Email: BMOEquityLinked@bmo.com]31

[Citibank, N.A.

390 Greenwich Street

New York, NY 10013

Attention: Eric Natelson; Theodore Finkelstein; Bianca Gotuaco

Telephone No.: (212) 723-7310; (212)-723-1693; (212)-723-1132

Email: eric.natelson@citi.com; theodore.finkelstein@citi.com; bianca.gotuaco@citi.com

[31]	Insert for BMO.

23

With a copy to:

Email: eq.us.corporates.middle.office@citi.com; eq.us.ses.notifications@citi.com]32

[Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036-8293

Attention: Ludivine Stein

Email: Ludivine.Stein@morganstanley.com

With a copy to:

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036-8293

Attention: Legal Department

Email: Anthony.Cicia@morganstanley.com; Eric.D.Wang@morganstanley.com]33

[Nomura Global Financial Products, Inc.

309 West 49th Street

New York, NY 10019

Attention: Structured Equity Solutions

Email: cedamericas@nomura.com

With a copy (which shall not constitute notice) to:

Nomura Global Financial Products, Inc.
309 West 49th Street
New York, NY 10019
Attention: Equities Legal
Email: nyequitieslegal@nomura.com

And to:

BTIG, LLC
65 East 55th Street
New York, NY 10022
Attention: Equity Capital Markets
Email: BTIGUSATMTrading@btig.com

Or:

BTIG, LLC
350 Bush Street
San Francisco, CA 94104
Attention: Equity Capital Markets
Email: BTIGUSATMTrading@btig.com

In either case with a copy (which shall not constitute notice) to:

BTIG, LLC
350 Bush Street
San Francisco, CA 94104
Attention: General Counsel and Chief Compliance Officer
Email: BTIGcompliance@btig.com
Email: IBLegal@btig.com]34

[32]	Insert for Citi.
[33]	Insert for MS.

[34]	Insert for Nomura.

24

[Royal Bank of Canada

c/o RBC Capital Markets, LLC, as agent

Brookfield Place

200 Vesey Street

New York, NY 10281

Attention: ECM

Email: RBCECMCorporateEquityLinkedDocumentation@rbc.com

For Trade Affirmations and Settlements:

RBC Capital Markets, LLC

Brookfield Place

200 Vesey Street

New York, NY 10281

Attention: Back Office

Email: geda@rbccm.com

For Trade Confirmations:

RBC Capital Markets, LLC

Brookfield Place

200 Vesey Street

New York, NY 10281

Attention: Structured Derivatives Documentation

Email: seddoc@rbccm.com]35

[The Bank of Nova Scotia

44 King Street West

Toronto, Ontario, Canada M5H 1H1

c/o Scotia Capital (USA) Inc.

250 Vesey Street, 24th Floor

New York, New York 10281

Attention: US Equity Derivatives

Telephone: 212-225-6664

Email: john.kelly@scotiabank.com

With a copy to:

Email: BNSEquityConfirmations@scotiabank.com]36

[The Toronto-Dominion Bank

c/o TD Securities (USA) LLC, as Agent

1 Vanderbilt Avenue

New York, NY 10017

Attention: Global Equity Derivatives

Telephone: (212) 827-7306

Email: TDS_ATM@tdsecurities.com, TDUSA-GEDDelta1@tdsecurities.com, Igor.Biselman@tdsecurities.com, and Matthew.Birmingham@tdsecurities.com]37

[35]	Insert for RBC.
[36]	Insert for Scotia.
[37]	Insert for TD.

25

[Truist Bank

50 Hudson Yards, 70th Floor

New York, New York 10001

Attention: Equity Capital Markets

Email: dl.atm.offering@truist.com

With a copy to:

Rakesh Mangat

Managing Director

Tel: 212-303-0137

Email: rakesh.mangat@truist.com]38

Address for notices or communications to Party B:

Address:	Pinnacle West Capital Corporation
400 North Fifth Street, Mail Station 9040
Phoenix, Arizona 85004
Attention:	Paul Mountain
VP, Finance and Treasurer
Telephone:	(602) 250-4952
Email:	paul.mountain@pinnaclewest.com

With a copy to:

Address:	Pinnacle West Capital Corporation
400 North Fifth Street, Mail Station 9040
Phoenix, Arizona 85004
Attention:	Susan Lee
Assistant Treasurer
Telephone:	(856) 777-6612
Email:	susan.lee@pinnaclewest.com

(b)	Waiver of Right to Trial by Jury. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Master Forward Confirmation and/or any Supplemental Confirmation. Each party (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of such a suit action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Master Forward Confirmation and each Supplemental Confirmation by, among other things, the mutual waivers and certifications herein.

Acknowledgements:

The parties hereto intend for:

(a)	each Transaction to be a “securities contract” as defined in Section 741(7) of Title 11 of the United States Code (the “Bankruptcy Code”), qualifying for the protections under Section 555 of the Bankruptcy Code;

[38]	Insert for Truist.

26

(b)	a party’s right to liquidate each Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the Agreement with respect to the other party to constitute a “contractual right” as defined in the Bankruptcy Code;

(c)	Party A to be a “financial institution” within the meaning of Section 101(22) of the Bankruptcy Code; and

(d)	all payments for, under or in connection with each Transaction, all payments for the Shares and the transfer of such Shares to constitute “settlement payments” as defined in the Bankruptcy Code.

Severability:

If any term, provision, covenant or condition of this Master Forward Confirmation or any Supplemental Confirmation, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable in whole or in part for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Master Forward Confirmation and the related Supplemental Confirmation had been executed with the invalid or unenforceable provision eliminated, so long as this Master Forward Confirmation and such related Supplemental Confirmation as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Master Forward Confirmation and such Supplemental Confirmation and the deletion of such portion of the Master Forward Confirmation and/or such Supplemental Confirmation will not substantially impair the respective benefits or expectations of parties to this Master Forward Confirmation and such Supplemental Confirmation; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6 or 13 of the Agreement (or any definition or provision in Section 14 to the extent that it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

[Canadian Resolution Stay Protocol:

With respect to this Master Forward Confirmation, each party agrees to the application of subsections 39.15(7.1) to (7.104) and (7.11) of the Canada Deposit Insurance Corporation Act, RSC, 1985, c. C-3 in relation to the actions that the parties may take.]39

[U.S. Stay Regulations:

The parties agree that the definitions and provisions contained in the ISDA 2018 U.S. Stay Protocol and Attachment thereto as published by ISDA on July 31, 2018 are hereby incorporated into and apply to the Agreement as if set forth in full herein. For these purposes, the following terms as used in the U.S. Stay Protocol shall have the following meanings: “Regulated Entity” shall mean Party A and Party B and “Protocol Covered Agreement” or “Covered Agreement”, as applicable, shall mean the Agreement.]40

[Japan Jurisdictional Module of the ISDA Resolution Stay Jurisdictional Modular Protocol:

The terms of the Japan Jurisdictional Module of the ISDA Resolution Stay Jurisdictional Modular Protocol (the “Japan Module”) are incorporated into and form part of this Master Forward Confirmation, and this Master Forward Confirmation shall be deemed to be a Covered Agreement for purposes of the Japan Module. In the event of any inconsistencies between this Master Forward Confirmation and the Japan Module, the Japan Module will prevail. Party A has adhered to the Japan Module as a Regulated Entity, and upon entering into this Master Forward Confirmation Party B shall be deemed to have adhered to the Japan Module as a Module Adhering Party and identified Party A as a Regulated Entity Counterpart.]41

[39]	Insert for BMO.
[40]	Insert for Citi.
[41]	Insert for Nomura.

27

[Canadian Stay:

[The terms of paragraph 3 of the ISDA Canadian Jurisdictional Module to the ISDA Resolution Stay Jurisdictional Modular Protocol as published by ISDA on 28 July 2022 (the “ISDA Canadian Jurisdictional Module”) are incorporated into and form a part of the Agreement effective as of the Compliance Date (as defined in paragraph 2(c) of the ISDA Canadian Jurisdictional Module). For purposes of incorporating the ISDA Canadian Jurisdictional Module, this Master Forward Confirmation shall be deemed to be a Covered Agreement, Party A shall be deemed to be a Regulated Entity and Party B shall be deemed to be a Module Adhering Party. In the event of any inconsistences between this Master Forward Confirmation, the Agreement and paragraph 3 of the ISDA Canadian Jurisdictional Module, the ISDA Canadian Jurisdictional Module will prevail.]42

[The terms of the Canadian Jurisdictional Module and the ISDA Resolution Stay Jurisdictional Modular Protocol (together, the “Canadian Jurisdictional Module”) are incorporated into and form part of the Agreement, and the Agreement shall be deemed a Covered Agreement for purposes thereof. In the event of any inconsistencies between the Agreement and the Canadian Jurisdictional Module, the Canadian Jurisdictional Module will prevail.]43]

[U.S. Resolution Stay Protocol:

The parties agree that (i) to the extent that prior to the date hereof all parties have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”), the terms of the Protocol are incorporated into and form a part of the Agreement and this Master Forward Confirmation, and for such purposes the Agreement and this Master Forward Confirmation shall be deemed a Protocol Covered Agreement and each party shall be deemed to have the same status as “Regulated Entity” and/or “Adhering Party” as applicable to it under the Protocol; (ii) to the extent that prior to the date hereof the parties have executed a separate agreement the effect of which is to amend the qualified financial contracts between them to conform with the requirements of the QFC Stay Rules (the “Bilateral Agreement”), the terms of the Bilateral Agreement are incorporated into and form a part of the Agreement and this Master Forward Confirmation and each party shall be deemed to have the status of “Covered Entity” or “Counterparty Entity” (or other similar term) as applicable to it under the Bilateral Agreement; or (iii) if clause (i) and clause (ii) do not apply, the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of the Agreement and this Master Forward Confirmation, and for such purposes the Agreement and this Master Forward Confirmation shall be deemed a “Covered Agreement,” Party A shall be deemed a “Covered Entity” and Party B shall be deemed a “Counterparty Entity.” In the event that, after the date of the Agreement and this Master Forward Confirmation, all parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this paragraph. In the event of any inconsistencies between the Agreement and this Master Forward Confirmation and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “the Agreement and this Master Forward Confirmation” include any related credit enhancements entered into between the parties or provided by one to the other. In addition, the parties agree that the terms of this paragraph shall be incorporated into any related covered affiliate credit enhancements, with all references to Party A replaced by references to the covered affiliate support provider. “QFC Stay Rules” means the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the FDIC under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.]44

[42]	Insert for RBC.
[43]	Insert for Scotia.
[44]	Insert for MS.

28

[U.S. Stay Regulations:

The parties agree that (i) to the extent that prior to the date hereof all parties have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”), the terms of the Protocol are incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a Protocol Covered Agreement and each party shall be deemed to have the same status as Regulated Entity and/or Adhering Party as applicable to it under the Protocol; (ii) to the extent that prior to the date hereof the parties have executed a separate agreement the effect of which is to amend the qualified financial contracts between them to conform with the requirements of the QFC Stay Rules (the “Bilateral Agreement”), the terms of the Bilateral Agreement are incorporated into and form a part of the Agreement and each party shall be deemed to have the status of “Covered Entity” or “Counterparty Entity” (or other similar term) as applicable to it under the Bilateral Agreement; or (iii) if clause (i) and clause (ii) do not apply, the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and, a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a “Covered Agreement,” Party A shall be deemed a “Covered Entity” and Party B shall be deemed a “Counterparty Entity.” In the event that, after the date of the Agreement, all parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this paragraph. In the event of any inconsistencies between the Agreement and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms as incorporated into the Agreement (the “QFC Stay Terms”), the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “the Agreement” include any related credit enhancements entered into between the parties or provided by one to the other.

“QFC Stay Rules” means the regulations codified at 12 C.F.R. 252.2, 252.81-8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the FDIC under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.

Contractual Recognition of Stay in Resolution:

With respect to the Agreement, each party agrees to the application of subsections 39.15(7.1) to (7.104) and (7.11) of the Canada Deposit Insurance Corporation Act, RSC, 1985, c. C-3 in relation to the actions that the parties may take.]45

[45]	Insert for TD.

29

Tax Matters:

(a)	For the purpose of Section 3(e) of the Agreement, each of Party A and Party B makes the following representation: “It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of the Agreement and any other payments of interest and penalty charges for late payment) to be made by it to the other party under the Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement; (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Agreement; and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement; provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.”

(b)	For the purpose of Section 3(f) of the Agreement:

(i)	Party A makes the following representation(s):

[(A)	It is a “foreign person” (as that term is used in Section 1.6041-4(a)(4) of the United States Treasury Regulations) for U.S. federal income tax purposes.

(B)	Each payment received or to be received by it in connection with this Master Forward Confirmation will be effectively connected with its conduct of a trade or business in the United States.][46]

[(A)	It is a “U.S. person” (as that term is used in Section 7701(a)(30) of the Code (as defined below) and Section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes.

(B)	It is a national banking association organized and existing under the laws of the United States of America, and is an exempt recipient under Section 1.6049-4(c)(1)(ii)(M) of the United States Treasury Regulations.][47]

[(A)	It is a limited liability company duly organized and formed under the laws of the State of Delaware and is a disregarded entity for U.S. federal income tax purposes.

(B)	Its sole member is a corporation duly organized under the laws of the State of Delaware and is an exempt recipient under Section 1.6049-4(c)(1)(ii) of the United States Treasury Regulations.][48]

[It is a corporation duly organized and validly existing under the laws of the State of Delaware and a “U.S. person” (as that term is defined in Section 7701(a)(30) of the Code (as defined below) and used in Section 1.1441-4(a)(3)(ii) of the Treasury Regulations) for U.S. federal income tax purposes.]49

[(A)	It is a chartered bank organized under the laws of Canada and is treated as a corporation for U.S. federal income tax purposes.

[46]	Insert for BMO.
[47]	Insert for Citi.
[48]	Insert for MS.
[49]	Insert for Nomura.

30

(B)	It is a “foreign person” (as that term is used in Section 1.6041-4(a)(4) of the United States Treasury Regulations) for U.S. federal income tax purposes.

(C)	Each payment received or to be received by it in connection with this Master Forward Confirmation will be effectively connected with its conduct of a trade or business in the United States.][50]

[(A)	Each payment received or to be received in connection with this Master Forward Confirmation will be effectively connected with its conduct of a trade or business in the United States.

(B)	It is a bank organized under the laws of Canada and a corporation for U.S. federal income tax purposes.][51]

[(A)	It is a corporation for U.S. federal income tax purposes.

(B)	Each payment received or to be received by it in connection with this Master Forward Confirmation and any Supplemental Confirmation will be effectively connected with its conduct of a trade or business in the United States.][52]

[(A)	It is a “U.S. person” (as that term is used in Section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes.

(B)	It is a corporation organized and existing under the laws of the State of North Carolina and is an exempt recipient within the meaning of Section 1.6049-4(c)(1)(ii) of the United States Treasury Regulations.][53]

(ii)	Party B makes the following representation(s):

(A)	It is a “U.S. person” (as that term is used in Section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for U.S. federal income tax purposes.

(B)	It is a corporation for U.S. federal income tax purposes, is organized under the laws of the State of Arizona, and is an exempt recipient under Treasury Regulation Section 1.6049-4(c)(1)(ii)(A).

(c)	Withholding Tax Imposed on Payments to non-US Counterparties under the United States Foreign Account Tax Compliance Act. “Tax” and “Indemnifiable Tax”, each as defined in Section 14 of the Agreement, shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

[50]	Insert for Scotia.
[51]	Insert for RBC.
[52]	Insert for TD.
[53]	Insert for Truist.

31

(d)	HIRE Act. To the extent that either party to the Agreement with respect to each Transaction is not an adhering party to the ISDA 2015 Section 871(m) Protocol published by the International Swaps and Derivatives Association, Inc. on November 2, 2015 and available at www.isda.org, as may be amended, supplemented, replaced or superseded from time to time (the “871(m) Protocol”), the parties agree that the provisions and amendments contained in the Attachment to the 871(m) Protocol are incorporated into and apply to the Agreement with respect to each Transaction as if set forth in full herein. The parties further agree that, solely for purposes of applying such provisions and amendments to the Agreement with respect to each Transaction, references to “each Covered Master Agreement” in the 871(m) Protocol will be deemed to be references to the Agreement with respect to each Transaction, and references to the “Implementation Date” in the 871(m) Protocol will be deemed to be references to the Trade Date of each Transaction. For greater certainty, if there is any inconsistency between this provision and the provisions contained in any other agreement between the parties with respect to each Transaction, this provision shall prevail unless such other agreement expressly overrides the provisions of the Attachment to the 871(m) Protocol.

(e)	Tax Documentation. For the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement, Party B shall provide to Party A a valid and duly executed U.S. Internal Revenue Service Form W-9, or any successor thereto, (i) on or before the date of execution of this Master Forward Confirmation; and (ii) promptly upon learning that any such tax form previously provided has become inaccurate or incorrect. For the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement, Party A shall provide to Party B a valid and duly executed U.S. Internal Revenue Service Form W-8ECI, W-8IMY or W-9 (as applicable), or any successor thereto, (i) on or before the date of execution of this Master Forward Confirmation; and (ii) promptly upon learning that any such tax form previously provided by Party A has become inaccurate or incorrect. Furthermore, for the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement, each party shall, promptly upon reasonable demand by the other party, provide any other tax form or document, accurately completed and in a manner reasonably satisfactory to such other party, that may be required or reasonably requested in order to allow such party to make a payment under this Master Forward Confirmation without any deduction or withholding for or on account of any tax or with such deduction or withholding at a reduced rate.

(f)	Change of Account. Section 2(b) of the Agreement is hereby amended (1) by the addition of the following after the word “delivery” in the first line thereof: “to another account in the same legal and tax jurisdiction” and (2) by the addition of the following after the word “change” in the fourth line thereof: “; provided that if a new account of one party is not in the same tax jurisdiction as the original account, the other party shall not be obliged to pay, for tax reasons, any greater amount and shall not be obliged to accept any lesser amount as a result of such change than would have been the case if such change had not taken place.”

[Role of Agent:

[Each of Party A and Party B acknowledges to and agrees with the other party hereto and to and with the Agent that (i) the Agent is acting as agent for Party A under each Transaction pursuant to instructions from such party, (ii) the Agent is not a principal or party to any Transaction, and may transfer its rights and obligations with respect to any Transaction, (iii) the Agent shall have no responsibility, obligation or liability, by way of issuance, guaranty, endorsement or otherwise in any manner with respect to the performance of either party under any Transaction (including arising from any failure by Party A or Party B to pay or perform any obligation under each Transaction), (iv) Party A and the Agent have not given, and Party B is not relying (for purposes of making any investment decision or otherwise) upon, any statements, opinions or representations (whether written or oral) of Party A or the Agent, other than the representations expressly set forth in this Master Forward Confirmation or the Agreement, and (v) each party agrees to proceed solely against the other party, and not the Agent, to collect or recover any money or securities owed to it in connection with any Transaction. Each party hereto acknowledges and agrees that the Agent is an intended third party beneficiary hereunder. Party B acknowledges that the Agent is an affiliate of Party A. Party A will be acting for its own account in respect of this Master Forward Confirmation and any Transactions contemplated hereunder and under any Supplemental Confirmation.]54

[54]	Insert for BMO.

32

[Royal Bank of Canada (“RBC”) has appointed as its agent, its indirect wholly-owned subsidiary, RBC Capital Markets, LLC (“Agent”), for purposes of conducting on the RBC’s behalf, a business in privately negotiated transactions in options and other derivatives. Party B hereby is advised that RBC, the principal and stated counterparty in such transactions, duly has authorized Agent to market, structure, negotiate, document, price, execute and hedge transactions in over-the-counter derivative products. Agent has full, complete and unconditional authority to undertake such activities on behalf of RBC. Agent acts solely as agent and has no obligation, by way of issuance, endorsement, guarantee or otherwise with respect to the performance of either party under each Transaction. Each Transaction is not insured or guaranteed by Agent.]55

[Party A has acted, and will act, as principal in respect of this Master Forward Confirmation, each Supplemental Confirmation and each Transaction and TD Securities (USA) LLC, its affiliate, is acting as agent for Party A (the “Agent”). With respect to the Agent, each of Party B and Party A acknowledges to and agrees with the other party hereto and with the Agent that (i) the Agent is acting as agent for Party A under each Transaction pursuant to instructions from Party A, (ii) the Agent is not a principal or party to this Master Forward Confirmation, any Supplemental Confirmation or any Transaction, (iii) the Agent shall have no responsibility, obligation or liability to either party in respect of this Master Forward Confirmation, any Supplemental Confirmation or any Transaction, (iv) Party A and the Agent have not given, and Party B is not relying (for purposes of making any investment decision or otherwise) upon, any statements, opinions or representations (whether written or oral) of Party A or the Agent, other than the representations expressly set forth in this Master Forward Confirmation, any Supplemental Confirmation or the Agreement, and (v) each party agrees to proceed solely against the other party, and not the Agent, to collect or recover any money or securities owed to it in connection with each Transaction. Each party hereto acknowledges and agrees that the Agent is an intended third party beneficiary hereunder. Party A is not a member of the Securities Investor Protection Corporation.]56

[Matters relating to Party A and Agent:

(a)	Party A is not registered as a broker or dealer under the Exchange Act. Nomura Securities International, Inc. (“Agent”) has acted solely as agent for Party A and Party B to the extent required by law in connection with any Transaction and has no obligations, by way of issuance, endorsement, guarantee or otherwise, with respect to the performance of either party under any Transaction. The parties agree to proceed solely against each other, and not against Agent, in seeking enforcement of their rights and obligations with respect to any Transaction, including their rights and obligations with respect to payment of funds and delivery of securities. Party A is not a member of the Securities Investor Protection Corporation.

(b)	Agent may have been paid a fee by Party A in connection with any Transaction. Further details will be furnished upon written request.

(c)	The time of dealing for any Transaction will be furnished by Agent upon written request.][57]

[55]	Insert for RBC.
[56]	Insert for TD.
[57]	Insert for Nomura.

33

Adjustments:

For the avoidance of doubt, whenever the Calculation Agent or the Hedging Party is called upon to make an adjustment, determination or election pursuant to the terms of this Master Forward Confirmation, any Supplemental Confirmation or the Definitions to take into account the effect of an event, the Calculation Agent or the Hedging Party, as applicable, shall make such adjustment determination or election in a commercially reasonable manner by reference to the effect of such event on the Hedging Party, assuming that the Hedging Party maintains a commercially reasonable hedge position at the time of the event.

Counterparts:

This Master Forward Confirmation may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile or e-mail transmission. The words “execution,” “signed,” “signature,” and words of like import in this Master Forward Confirmation or in any other certificate, agreement or document related to this Master Forward Confirmation, if any, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

[Remainder of page intentionally left blank]

34

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Master Forward Confirmation and returning it to Party A.

Very truly yours,

[BANK OF MONTREAL]58

[CITIBANK, N.A.]59

[MORGAN STANLEY & CO. LLC]60

[NOMURA GLOBAL FINANCIAL PRODUCTS INC.]61

[ROYAL BANK OF CANADA

By RBC Capital Markets, LLC as its agent]62

[THE BANK OF NOVA SCOTIA]63

[THE TORONTO-DOMINION BANK]64

[TRUIST BANK]65

By:
Name:
Title:

[BMO CAPITAL MARKETS CORP.,

as agent for BANK OF MONTREAL

By:
Name:
Title: ][66]

[TD SECURITIES (USA) LLC

Acting solely as agent in connection with this

Master Forward Confirmation

By:
Name:
Title: ][67]

[58]	Insert for BMO.
[59]	Insert for Citi.
[60]	Insert for MS.
[61]	Insert for Nomura.
[62]	Insert for RBC.
[63]	Insert for Scotia.
[64]	Insert for TD.
[65]	Insert for Truist.
[66]	Insert for BMO.
[67]	Insert for TD.

[Signature Page to Master Forward Confirmation]

Accepted and confirmed as

of the date first above written:

PINNACLE WEST CAPITAL CORPORATION

By:
Name:
Title:

[Signature Page to Master Forward Confirmation]

EXHIBIT A

FORM OF SUPPLEMENTAL CONFIRMATION

To:	Pinnacle West Capital Corporation (“Party B”) 400 North Fifth Street, Mail Station 9040 Phoenix, Arizona 85004 Email: paul.mountain@pinnaclewest.com Attention: Paul Mountain, VP, Finance and Treasurer

A-1

From:

[Bank of Montreal (“Party A”)

55 Bloor Street West, 18th Floor

Toronto, Ontario, M4W 1A5, Canada][68]

[Citibank, N.A. (“Party A”)

Strategic Equity Solutions

390 Greenwich Street

New York, NY 10013][69]

[Morgan Stanley & Co. LLC (“Party A”)

1585 Broadway

New York, NY 10036-8293][70]

[Nomura Global Financial Products, Inc. (“Party A”)

309 West 49th Street

New York, NY 10019][71]

[Royal Bank of Canada (“Party A”)

c/o RBC Capital Markets, LLC, as agent

Brookfield Place

200 Vesey Street

New York, NY 10281-1021

Telephone: (212) 858-7000][72]

[The Bank of Nova Scotia (“Party A”)

44 King Street West

Toronto, Ontario, Canada M5H 1H1][73]

[The Toronto-Dominion Bank (“Party A”)

c/o TD Securities (USA) LLC, as agent

1 Vanderbilt Avenue

New York, NY 10017][74]

[Truist Bank (“Party A”)

50 Hudson Yards, 70th Floor

New York, NY 10001

Attn: Equity Capital Markets][75]

Date:	[_________], 20[__]

[68]	Insert for BMO.
[69]	Insert for Citi.
[70]	Insert for MS.
[71]	Insert for Nomura
[72]	Insert for RBC.
[73]	Insert for Scotia.
[74]	Insert for TD.
[75]	Insert for Truist.

A-2

Ladies and Gentlemen:

The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between Party A and Party B (together, the “Contracting Parties”) on the Trade Date specified below. This Supplemental Confirmation is a binding contract between Party A and Party B as of the relevant Trade Date for the Transaction referenced below. [Party A is acting as principal in this Transaction and BMO Capital Markets Corp., its affiliate, is acting as agent for this Transaction solely in connection with Rule 15a-6 of the Securities Exchange Act of 1934, as amended.]76 [Party A is not a member of the Securities Investor Protection Corporation.]77

1.             This Supplemental Confirmation supplements, forms part of, and is subject to the Master Forward Confirmation dated as of August 4, 2026 (the “Master Forward Confirmation”) between the Contracting Parties, as amended and supplemented from time to time. All provisions contained in the Master Forward Confirmation govern this Supplemental Confirmation except as expressly modified below.

2.             The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	[_______], 20[__]
Effective Date:	[_______], 20[__]
Maturity Date:	[_______], 20[__]
Base Amount:	[________]
Initial Forward Price:	USD [____]
Spread:	[_.__]%
Volume-Weighted Hedge Price:	USD [____]
Specified Borrow Rate:	[___] basis points per annum
Maximum Specified Borrow Rate:	[___] basis points per annum
Forward Shares:	[_______][78] Shares
Threshold Number of Shares:	[_______] Shares
Notice Settlement Number:	[_______] Scheduled Trading Days

[76]	Insert for BMO.
[77]	Insert for Nomura and TD.
[78]	To be twice the Base Amount.

A-3

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Supplemental Confirmation and returning it to Party A.

Very truly yours,

[BANK OF MONTREAL]79

[CITIBANK, N.A.]80

[MORGAN STANLEY & CO. LLC]81

[NOMURA GLOBAL FINANCIAL PRODUCTS INC.]82

[ROYAL BANK OF CANADA

By RBC Capital Markets, LLC as its agent]83

[THE BANK OF NOVA SCOTIA]84

[THE TORONTO-DOMINION BANK]85

[TRUIST BANK]86

By:
Name:
Title:

[BMO CAPITAL MARKETS CORP.,

as agent for BANK OF MONTREAL

By:
Name:
Title: ][87]

[TD SECURITIES (USA) LLC

Acting solely as agent in connection with this

Supplemental Confirmation

By:
Name:
Title: ][88]

[79]	Insert for BMO.
[80]	Insert for Citi.
[81]	Insert for MS.
[82]	Insert for Nomura.
[83]	Insert for RBC.
[84]	Insert for Scotia.
[85]	Insert for TD.
[86]	Insert for Truist.
[87]	Insert for BMO.
[88]	Insert for TD.

[Signature Page to Forward Supplemental Confirmation]

Accepted and confirmed as

of the date first above written:

PINNACLE WEST CAPITAL CORPORATION

By:
Name:
Title:

[Signature Page to Forward Supplemental Confirmation]

Schedule I

Forward Price Reduction Date	Forward Price Reduction Amount[89]

Trade Date	USD 0.00
[_________], 20[__]	USD [____]
[_________], 20[__]	USD [____]
[_________], 20[__]	USD [____]
…….	…….
[_________], 20[__]	USD [____]

[89]	Forward Price Reduction Amounts set forth above are determined based on anticipated dividend amounts. Actual dividend timing and amounts to be declared and paid to shareholders is subject to Board approval (which, for the avoidance of doubt, shall not impact the schedule set forth above).

ANNEX A

PRIVATE PLACEMENT PROCEDURES

(i)	If Party B delivers the Restricted Shares pursuant to this clause (i) (a “Private Placement Settlement”), then delivery of Restricted Shares by Party B shall be effected in customary private placement procedures with respect to such Restricted Shares reasonably acceptable to Party A; provided that if, on or before the date that a Private Placement Settlement would occur, Party B has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by Party B to Party A (or any affiliate designated by Party A) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Party A (or any such affiliate of Party A) or Party B fails to deliver the Restricted Shares when due or otherwise fails to perform obligations within its control in respect of a Private Placement Settlement, it shall be an Event of Default with respect to Party B and Section 6 of the Agreement shall apply. The Private Placement Settlement of such Restricted Shares shall include customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Party A, reasonable due diligence rights (for Party A or any designated buyer of the Restricted Shares by Party A), customary opinions and certificates, and such other documentation as is customary for private placement agreements, all reasonably acceptable to Party A. In the case of a Private Placement Settlement, Party A shall, in its good faith discretion, adjust the number of Restricted Shares to be delivered to Party A hereunder and/or the Forward Price for the relevant Transaction in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Party A and may only be saleable by Party A at a discount to reflect the lack of liquidity in Restricted Shares. Notwithstanding the Agreement, this Master Forward Confirmation or any Supplemental Confirmation, the date of delivery of such Restricted Shares shall be the Clearance System Business Day following notice by Party A to Party B of the number of Restricted Shares to be delivered pursuant to this clause (i). For the avoidance of doubt, delivery of Restricted Shares shall be due as set forth in the previous sentence and not be due on the Settlement Date for the relevant Transaction or Termination Settlement Date for the relevant Transaction that would otherwise be applicable.

(ii)	If Party B delivers any Restricted Shares in respect of any Transaction, Party B agrees that (i) such Shares may be transferred by and among Party A and its affiliates and (ii) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed after the applicable Settlement Date, Party B shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Party A (or such affiliate of Party A) to Party B or such transfer agent of seller’s and broker’s representation letters customarily delivered by Party A or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Party A (or such affiliate of Party A).

Exhibit D

FORM OF OPINION of Snell & Wilmer L.L.P.

See attached.

Note: The dates appearing throughout this Exhibit D will be updated appropriately each time this opinion is delivered.

D-1

Exhibit E

FORM OF OPINION of Sullivan & Cromwell LLP

See attached.

Note: The dates appearing throughout this Exhibit E will be updated appropriately each time this opinion is delivered.

E-1

Exhibit F

FORM OF NEGATIVE ASSURANCE LETTER of Sullivan & Cromwell LLP

See attached.

Note: The dates appearing throughout this Exhibit F will be updated appropriately each time this letter is delivered.

F-1